UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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FIESTA RESTAURANT GROUP, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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FIESTA RESTAURANT GROUP, INC.

14800 Landmark Boulevard, Suite 500

Addison, TX 75254

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on April 28, 2015

To the Stockholders of

Fiesta Restaurant Group, Inc.:

You are invited to attend the Annual Meeting of Stockholders, which we refer to as the “meeting”, of FIESTA RESTAURANT GROUP, INC., a Delaware corporation, which we refer to as “we”, “us”, “our”, the “Company” and “Fiesta Restaurant Group”, at our corporate office located at 14800 Landmark Blvd., Suite 500, Addison, Texas 75254 on Tuesday, April 28, 2015, at 8:00 A.M. (CDT), for the following purposes:

(1)	To elect two directors of the Company as Class III directors to serve for a term of three years and until their successors have been duly elected and qualified;

(2)	To adopt, on an advisory basis, a resolution approving the compensation of the Company’s Named Executive Officers, as described in the Proxy Statement under “Executive Compensation”;

(3)	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2015 fiscal year; and

(4)	To consider and act upon such other matters as may properly come before the meeting.

Only stockholders of record at the close of business on March 4, 2015, which we refer to as the “record date”, are entitled to receive notice of, and to vote at, the meeting, and at any adjournment or adjournments thereof. A list of our stockholders as of the close of business on March 4, 2015 will be available for inspection during business hours for ten days prior to the meeting at our principal executive offices located at 14800 Landmark Boulevard, Suite 500, Addison, TX 75254.

If you are a stockholder of record, the inspector of election will have your name on a list and you will be able to gain entry to the meeting upon presentation of some form of government-issued photo identification such as a driver’s license, state-issued ID card or passport. If you are not a stockholder of record, but hold shares through a broker, trustee or nominee, you must provide proof of beneficial ownership as of the record date, such as an account statement or similar evidence of ownership, along with a form of photo identification referred to above. If you do not comply with the procedures outlined above, you will not be admitted to the meeting.

We are taking advantage of the Securities and Exchange Commission rule that allows us to deliver our proxy materials (which include the Proxy Statement included with this notice, our 2014 annual report and form of proxy card) to stockholders via the Internet. As a result, our stockholders will receive a mailing containing only a notice of the meeting instead of paper copies of our proxy materials.

Your vote is important. Whether or not you plan to attend the meeting, please review our proxy materials and request a proxy card to sign, date and return or submit your proxy by telephone or through the Internet. If you attend the meeting in person, you may, if you desire, revoke your proxy and choose to vote in person even if you had previously sent in your proxy card or voted by telephone or the Internet.

By order of the Board of Directors,

JOSEPH A ZIRKMAN,
Senior Vice President, General Counsel & Secretary

Addison, Texas

March 17, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 28, 2015

The Company’s Proxy Statement for the 2015 Annual Meeting of Stockholders is available at www.proxyvote.com.

FIESTA RESTAURANT GROUP, INC.

14800 Landmark Boulevard, Suite 500

Addison, Texas 75254

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

April 28, 2015

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors, also referred to as the “board of directors” or the “board”, of FIESTA RESTAURANT GROUP, INC., a Delaware corporation, to be used at the Annual Meeting of stockholders, which we refer to as the “meeting”, of the Company which will be held at our corporate office located at 14800 Landmark Blvd., Suite 500, Addison, Texas 75254 on Tuesday, April 28, 2015, at 8:00 A.M. (CDT), and at any adjournment or adjournments thereof. Only stockholders of record at the close of business on March 4, 2015, which we refer to as the “record date”, will be entitled to vote at the meeting.

All references in this Proxy Statement to “Fiesta Restaurant Group”, the “Company”, “we”, “us” and “our” refer to Fiesta Restaurant Group, Inc.

Pursuant to the “notice and access” rules adopted by the Securities and Exchange Commission, which we refer to as the “SEC”, we have elected to provide access to our proxy materials (which include this Proxy Statement, our 2014 annual report and form of proxy card) via the Internet. A Notice of Internet Availability of Proxy Materials, which we refer to as the “notice” will be mailed to our stockholders of record and beneficial owners (stockholders who own their stock through a nominee such as a bank or broker). The document will instruct stockholders on how to access the proxy materials on a secure website referred to in the notice or how to request printed copies.

In addition, by following the instructions in the notice, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Your vote is important. Your shares can be voted at the meeting only if you are present in person or represented by proxy. Even if you plan to attend the meeting, we urge you to authorize your proxy in advance. You may complete your proxy and authorize your vote by proxy over the Internet or by telephone. In addition, if you received paper copies of the proxy materials by mail, you can also complete your proxy and authorize your vote by mail by following the instructions on the proxy card. Completing your proxy and authorizing your vote by proxy over the Internet, by telephone or by written proxy card will ensure your representation at the meeting regardless of whether you attend in person.

We encourage you to complete your proxy and authorize your vote by proxy electronically by going to the website www.proxyvote.com and entering your 12-digit control number located on your proxy card to create an electronic voting instruction form or complete your proxy and authorize your vote by calling the toll-free number (for residents of the United States and Canada) listed on your notice and proxy card. Please have your notice or proxy card in hand when going online or calling. If you complete your proxy and authorize your vote by proxy electronically over the Internet or by calling the toll-free number, you do not need to return your proxy card. If you choose to complete your proxy by mail, simply mark your proxy card, and then date, sign and return it in the postage-paid envelope provided.

If you hold your shares beneficially in street name through a nominee (such as a bank or broker), you may be able to complete your proxy and authorize your vote by proxy by telephone or the Internet as well as by mail. You should follow the instructions you receive from your nominee to vote these shares.

You may revoke your proxy at any time before it is voted at the meeting by:

•	properly executing and delivering a later-dated proxy (including a telephone or Internet proxy authorization);

•	voting by ballot at the meeting; or

•	sending a written notice of revocation to the inspector of election in care of the Secretary of the Company at the address listed above.

Unless so revoked, the shares represented by proxies will be voted at the meeting. The shares represented by the proxies solicited by our board of directors will be voted in accordance with the directions given therein, but if no direction is given, such shares will be voted (i) FOR the election of the two named director nominees as Class III directors, (ii) FOR, on an advisory basis, the approval of the non-binding resolution on the compensation of the Company’s Named Executive Officers as described in the Proxy Statement under “Executive Compensation,” and (iii) FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2015 fiscal year.

Stockholders vote at the meeting by casting ballots (in person or by proxy) which are tabulated by a person who is appointed by the board of directors before the meeting to serve as inspector of election at the meeting and who has executed and verified an oath of office. The affirmative vote of (i) a plurality of the shares present at the meeting and entitled to vote on the subject matter is required to elect the two director nominees to the board of directors as Class III directors, (ii) a majority of the shares present at the Meeting and entitled to vote on the subject matter is required to approve, on an advisory basis, the non-binding resolution on the compensation of the Company’s Named Executive Officers as described in the Proxy Statement under “Executive Compensation,” (iii) a majority of the shares present at the meeting and entitled to vote on the subject matter is required to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the 2015 fiscal year and (iv) a majority of the shares present at the meeting and entitled to vote on the subject matter is required to approve any other business which may properly come before the meeting. Abstentions and broker “non-votes” are included in the determination of the number of shares present at the meeting for quorum purposes. Abstentions will count as a vote against the proposals, other than for the election of directors. Abstentions will not have an effect on the election of directors because directors are elected by a plurality of the votes cast. Broker “non-votes” are not counted in the tabulations of the votes cast or present at the meeting and entitled to vote on any of the proposals and therefore will have no effect on the outcome of the proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

On May 7, 2012, Carrols Restaurant Group, Inc., or “Carrols Restaurant Group”, completed the spin-off of Fiesta Restaurant Group from Carrols Restaurant Group in the form of a pro rata dividend of all of our issued and outstanding common stock to Carrols Restaurant Group’s stockholders whereby each stockholder of Carrols Restaurant Group common stock of record on April 26, 2012 received one share of our common stock for every one share of Carrols Restaurant Group common stock held, which we refer to as the “spin-off”.

Our principal executive offices are located at 14800 Landmark Boulevard, Suite 500, Addison, Texas 75254. The approximate date on which the Notice was first sent or given to stockholders was on or about March 17, 2015.

VOTING SECURITIES

We had outstanding 26,823,139 shares of our common stock, par value $.01 per share at the close of business on March 4, 2015. Each share of common stock is entitled to one vote on each matter as may properly be brought before the meeting. Only stockholders of record at the close of business on March 4, 2015 will be entitled to vote.

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PROPOSAL 1

ELECTION OF DIRECTORS

Our board of directors is divided into three classes of directors, with the classes as nearly equal in number as possible, each serving staggered three-year terms as described below.

The terms of office of our Class I, Class II and Class III directors are:

•	Class I directors, whose term will expire at the Annual Meeting of Stockholders to be held in 2016 and when their successors are duly elected and qualify;

•	Class II directors, whose term will expire at the Annual Meeting of Stockholders to be held in 2017 and when their successors are duly elected and qualify; and

•	Class III directors whose term will expire at this meeting and when their successors are duly elected and qualify.

Our Class I directors are Timothy P. Taft and Stacey Rauch; our Class II directors are Brian P. Friedman, Stephen P. Elker and Barry J. Alperin; and our Class III directors are Nicholas Daraviras and Jack A. Smith.

Two directors will be elected at the meeting as Class III directors of the Company for a term of three years expiring at the Annual Meeting of Stockholders to be held in 2018 and until their successors shall have been elected and shall qualify. The election of directors requires the affirmative vote of a plurality of the shares of common stock present in person or by proxy at the meeting. Each proxy received will be voted FOR the election of the two nominees named below unless otherwise specified in the proxy. At this time, our board of directors knows of no reason why the two nominees would be unable to serve. There are no arrangements or understandings between any nominee and any other person pursuant to which such person was selected as a nominee.

Our Corporate Governance and Nominating Committee has reviewed the qualifications of the two nominees for Class III director and has recommended the two nominees for election to the board of directors.

Director Nominees’ Principal Occupations, Business Experience, Qualifications and Directorships

Name of Nominee	Principal Occupation	Age	Year Became a Director
Jack A. Smith	Chairman of the board of directors of Fiesta Restaurant Group	79	2011

Nicholas Daraviras	Managing Director of Leucadia National Corporation; Director of Fiesta Restaurant Group	41	2011

Jack A. Smith has served as the non-executive Chairman of the board of directors of Fiesta Restaurant Group since 2012 and as a director of Fiesta Restaurant Group since 2011. Mr. Smith also served as a director of Carrols Restaurant Group, Inc. and as Chairman of its Audit Committee from 2006 until 2012. Mr. Smith is President of SMAT, Incorporated, a consulting company specializing in consumer services. Mr. Smith founded The Sports Authority, Inc., a national sporting goods chain, in 1987 where he served as Chief Executive Officer until September 1998 and as Chairman until 1999. From 1982 until 1987, Mr. Smith served as Chief Operating Officer of Herman’s Sporting Goods. Prior to Herman’s, Mr. Smith served in executive management positions with other major retailers including Sears & Roebuck, Montgomery Ward, Jefferson Stores and Diana Shops. Mr. Smith also served on the board of directors of Darden Restaurants, Inc. and as the Chairman of its Audit Committee from 1995 through 2009.

Mr. Smith, as a former senior executive of several major retail organizations, together with service on the boards of directors of public companies, including Carrols Restaurant Group, Inc. and Darden Restaurants, Inc., brings significant leadership, management, operational, financial and brand management experience to our board of directors.

Nicholas Daraviras has served as a director of Fiesta Restaurant Group since April 2011. Mr. Daraviras is a Managing Director of Leucadia National Corporation (“Leucadia”). Prior to 2014, Mr. Daraviras had been employed with Jefferies Capital Partners, LLC (“Jefferies Capital Partners”) or its predecessors since 1996. Mr. Daraviras has served on the board of The Sheridan Group, Inc. since 2003. He also served on the boards of Edgen Group Inc., a global distributor of specialty steel products, or its predecessors from February 2005 until 2013, and Carrols Restaurant Group, Inc. from 2009 until 2013. Mr. Daraviras serves on the Audit Committee of The Sheridan Group, Inc. and served on the Compensation Committee of Carrols Restaurant Group as well as the Compensation, Corporate Governance, and Nominating Committees of Edgen Group Inc. He also serves on several boards of directors of private portfolio companies of Jefferies Capital Partners and Leucadia.

Mr. Daraviras brings significant experience with the strategic, financial and operational issues of retail companies in connection with his service on the boards of a number of his firm’s past and current portfolio companies.

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The board of directors unanimously recommends a vote FOR the election of the two named Class III nominees to our board of directors, Jack A. Smith and Nicholas Daraviras. Proxies received in response to this solicitation will be voted FOR the election of the two named Class III nominees to our board of directors unless otherwise specified in the proxy.

Principal Occupation, Business Experience, Qualifications and Directorships of Other Members of the Board of Directors

The following table sets forth information with respect to each of the other members of the board of directors whose term extends beyond the meeting, including the Class of such director and the year in which each such director’s term will expire.

Name	Age	Year Became a Director	Year Term Expires and Class
Timothy P. Taft	56	2012	2016 Class I
Stacey Rauch	56	2012	2016 Class I
Brian P. Friedman	59	2011	2017 Class II
Stephen P. Elker	63	2012	2017 Class II
Barry J. Alperin	74	2012	2017 Class II

Timothy P. Taft has been our Chief Executive Officer and President since 2011 and a director since May 7, 2012. Mr. Taft was the Chief Executive Officer of Souper Salad, Inc., a Texas based soup and salad bar restaurant chain between 2008 and 2010. From 2005 to 2007, Mr. Taft was the Chief Executive Officer and President of Pizza Inn, Inc., a Texas based pizza restaurant chain. From 1994 to 2005, Mr. Taft held various officer and executive officer positions, including from 2001 to 2005 as President and Chief Operating Officer, of Whataburger, Inc., a Texas based hamburger restaurant chain.

With over 30 years of experience in the restaurant and hospitality industry, Mr. Taft brings to our company and our board of directors significant leadership, management, operational, financial, marketing, franchising and brand management experience.

Stacey Rauch has served as a director of Fiesta Restaurant Group since 2012. Ms. Rauch is a Director Emeritus of McKinsey & Company from which she retired in September 2010. Ms. Rauch was a leader in McKinsey’s Retail and Consumer Goods Practices, served as the head of the North American Retail and Apparel Practice, and acted as the Global Retail Practice Convener. A 24 year veteran of McKinsey, Ms. Rauch led engagements for a wide range of retailers, apparel wholesalers, and consumer goods manufacturers. Her areas of expertise include strategy, organization, marketing, merchandising, multi-channel management, global expansion, and retail store operations. Ms. Rauch was a co-founder of McKinsey’s New Jersey office, and was the first woman at McKinsey appointed as an industry practice leader. Ms. Rauch is also a non-executive director of Ann, Inc., a women’s specialty apparel retailer, where she sits on its Nominating and Corporate Governance Committee, Land Securities Group PLC, the UK’s largest commercial property company, where she sits on its Audit Committee, and Corporate Executive Board (CEB), a leading member-based advisory company, where she sits on the Audit Committee. Previously, Ms. Rauch served on the board of directors of Tops Holding Corporation, the parent company of Tops Markets LLC, a US grocery retailer. Prior to joining McKinsey, Ms. Rauch spent five years in product management for the General Foods Corporation.

With her 24 year tenure at McKinsey and her substantial expertise working with specialty retailers, wholesale apparel manufacturers and department stores, Ms. Rauch brings to our board of directors extensive marketing, merchandising, business strategy and international experience in the retail industry.

Brian P. Friedman has served as a director of Fiesta Restaurant Group since April 2011. Mr. Friedman has been the President and a director of Leucadia since March 1, 2013, a director and executive officer of Jefferies Group LLC since July 2005, Chairman of the Executive Committee of Jefferies LLC since 2002, and President of Jefferies Capital Partners and its predecessors since 1997. Mr. Friedman was previously employed by Furman Selz LLC and its successors, including serving as Head of Investment Banking and a member of its Management and Operating Committees. Prior to his 17 years with Furman Selz and its successors, Mr. Friedman was an attorney with the law firm of Wachtell Lipton Rosen & Katz. Mr. Friedman serves on several boards of directors/managers of Leucadia’s and Jefferies Capital Partners’ private subsidiaries and investee companies. Mr. Friedman also serves or has served on the board of the following public companies: HomeFed Corporation from April 2014 to present; K-Sea Transportation Partners L.P. from July 2003 to June 2011; and Carrols Restaurant Group, Inc. from July 2, 2009 to May 7, 2012.

Having an extensive career in the legal, investment banking, and private investing fields, Mr. Friedman brings to our board of directors significant experience related to the business and financial issues facing public corporations. In addition, through Mr. Friedman’s service on the boards of a number of his companies’ past and current investee companies, he combines significant executive experience with his knowledge of the strategic, financial and operational issues of retail companies.

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Stephen P. Elker has served as a director of Fiesta Restaurant Group since May 7, 2012. Until 2009, Mr. Elker spent over 36 years with KPMG LLP, the U.S. member firm of KPMG International, beginning in its Washington D.C. office, and then with offices in Rochester, New York and Orlando, Florida. In 1999, Mr. Elker was appointed as managing partner of the Orlando office and served as partner in charge of the Florida business tax practice from 2001 to 2009. Mr. Elker also served as a member of the Nominating Committee and Strategy Committee of KPMG. During his career with KPMG, Mr. Elker led engagements for several hospitality and retail clients including large, multi-unit restaurant companies. Mr. Elker is a certified public accountant and currently serves as an independent director and Chairman of the Audit Committee of CNL Growth Properties, Inc., a public, non-traded real estate investment trust. Mr. Elker also serves on the board of directors of other privately held companies in the finance and payments industries.

Mr. Elker, with over 36 years of experience with KPMG LLP, brings to our board of directors particular knowledge of accounting and tax practices that strengthens our board of directors’ collective knowledge, capabilities and experience.

Barry J. Alperin has served as a director of Fiesta Restaurant Group since July 2012. Mr. Alperin, who is retired, served as Vice Chairman of Hasbro, Inc. (“Hasbro”) from 1990 through 1995, as Co-Chief Operating Officer of Hasbro from 1989 through 1990 and as Senior Vice President or Executive Vice President of Hasbro from 1985 through 1989. He was a director of Hasbro from 1985 through 1996. Prior to joining Hasbro, Mr. Alperin practiced law in New York City for 20 years, dealing with corporate, public and private financial transactions, corporate mergers and acquisitions, compensation issues and securities law matters. Mr. Alperin currently serves as a director of Henry Schein, Inc. (and is Chairman of its Compensation Committee and a member of its Audit Committee and its Nominating and Governance Committee) and is a director of two privately held corporations, K’NEX Industries, Inc., a toy manufacturer, and Weeks Marine, Inc., a marine construction company. In November 2013, Mr. Alperin became a director of Jefferies Group LLC and serves on its Audit, Compensation, and Governance Committees. During the past five years, Mr. Alperin served on the board of directors of The Hain Celestial Group, Inc. (and was Chairman of its Corporate Governance and Nominating Committee and a member of its Audit Committee) and K-Sea Transportation Partners L.P. He serves as a trustee and member of the Executive Committee of The Caramoor Center for Music and the Arts, President Emeritus and a Life Trustee of The Jewish Museum in New York City and is a past President of the New York Chapter of the American Jewish Committee where he also served as Chairman of the Audit Committee of the national organization. Mr. Alperin also formerly served as Chairman of the Board of Advisors of the Tucker Foundation at Dartmouth College, was President of the Board of the Stanley Isaacs Neighborhood Center in New York City, was a trustee of the Hasbro Children’s Foundation, was President of the Toy Industry Association and was a member of the Columbia University Medical School Health Sciences Advisory Council.

Mr. Alperin’s financial expertise, his extensive experience in corporate and securities laws and corporate governance matters and his service on the boards of directors of several public companies brings significant leadership, management, operational and financial experience to our board of directors.

Information Regarding Executive Officers

Name	Age	Position
Timothy P. Taft	56	Chief Executive Officer and President
Lynn S. Schweinfurth	47	Senior Vice President, Chief Financial Officer and Treasurer
Joseph A. Zirkman	54	Senior Vice President, General Counsel and Secretary
Danny K. Meisenheimer	55	Chief Operating Officer—Pollo Tropical
Todd Coerver	45	Chief Operating Officer—Taco Cabana
John A. Todd	52	Group Vice President, Chief Development Officer
Joseph W. Brink	48	Vice President, Supply Chain Management

For biographical information regarding Timothy P. Taft, please see page 4 of this Proxy Statement.

Lynn S. Schweinfurth has been Vice President, Chief Financial Officer and Treasurer of Fiesta Restaurant Group since 2012 and was appointed Senior Vice President in February 2015. From 2010 to 2012, Ms. Schweinfurth served as Vice President of Finance and Treasurer of Winn-Dixie Stores, Inc. Ms. Schweinfurth was Chief Financial Officer of Lone Star Steakhouse and Texas Land & Cattle from 2009 to 2010. She was Vice President, Finance, at Brinker International, Inc. from 2004 to 2009.

Joseph A. Zirkman has been Vice President, General Counsel and Secretary of Fiesta Restaurant Group since 2011 and was appointed Senior Vice President in February 2015. Mr. Zirkman was Vice President, General Counsel and Secretary of Carrols Restaurant Group from 1993 until May 7, 2012. Before joining us and Carrols Restaurant Group, Mr. Zirkman was an associate with the New York City law firm of Baer Marks & Upham beginning in 1986.

Danny K. Meisenheimer has been Chief Operating Officer, Pollo Tropical® since 2013. Mr. Meisenheimer served as Interim Chief Operating Officer, Pollo Tropical from 2012 until 2013. Mr. Meisenheimer served as Chief Brand Officer, Pollo Tropical in 2012. Mr. Meisenheimer was Chief Operating Officer at Souper Salad, Inc. from 2010 to 2012 and Chief Brand Officer at Souper Salad, Inc. from 2008 to 2010. Mr. Meisenheimer was Vice President, Brand Management at Pizza Inn, Inc. from 2005 to 2008.

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Todd Coerver has been Chief Operating Officer, Taco Cabana® since 2013. Mr. Coerver served as Interim Chief Operating Officer, Taco Cabana from 2012 until 2013. Mr. Coerver was Chief Marketing Officer, Taco Cabana from 2009 to 2012. From 2002 to 2009, Mr. Coerver was Vice President of Marketing and Innovation at Whataburger, Inc.

John A. Todd has been Vice President and Chief Development Officer of Fiesta Restaurant Group since 2012 and was appointed Group Vice President in February 2015. From 2008 to 2011, Mr. Todd served as Chief Development Officer for The Arby’s Restaurant Group, Inc. From 2005 to 2008, Mr. Todd served as Senior Vice President of Development for The Arby’s Restaurant Group, Inc.

Joseph W. Brink has been Vice President, Supply Chain Management of Fiesta Restaurant Group since 2011. From 2008 to 2011, Mr. Brink served as Vice President of Supply Chain Management of Souper Salad, Inc. From 2005 to 2008, Mr. Brink served as Senior Director of Purchasing of Pizza Inn, Inc.

Information Regarding the Board of Directors and Committees

Family Relationships

There are no family relationships between any of our executive officers or directors.

Independence of Directors

During the fiscal year ended December 28, 2014, our board of directors met or acted by unanimous consent on nine occasions. During the fiscal year ended December 28, 2014, each of the directors attended 100% of the aggregate number of meetings of the board of directors and of any committees of the board of directors on which they served. We do not have a policy on attendance by directors at our Annual Meeting of Stockholders. All of our directors attended our 2014 Annual Meeting of Stockholders.

As required by the listing standards of NASDAQ, a majority of the members of our board of directors must qualify as “independent,” as affirmatively determined by our board of directors. Our board of directors determines director independence based on an analysis of such listing standards and all relevant securities and other laws and regulations regarding the definition of “independent.”

Consistent with these considerations, after review of all relevant transactions and relationships between each director, any of his or her family members, and us, our executive officers and our independent registered public accounting firm, the board of directors has affirmatively determined that a majority of our board of directors is comprised of independent directors. Our independent directors pursuant to NASDAQ are Ms. Rauch and Messrs. Friedman, Elker, Alperin, Daraviras and Smith.

Committees of the Board

The standing committees of our board of directors consist of an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee, and a Finance Committee. Our board of directors may also establish from time to time any other committees that it deems necessary or advisable.

Audit Committee

Our Audit Committee consists of Messrs. Elker, Smith and Alperin, with Mr. Elker serving as the Chairman. All three current members of the Audit Committee satisfy the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act”, and Rule 5605 of the NASDAQ listing standards. Each member of our Audit Committee is financially literate. In addition, Mr. Elker serves as our Audit Committee “financial expert” within the meaning of Item 407 of Regulation S-K of the Securities Act of 1933, as amended, which we refer to as the “Securities Act”, and has the financial sophistication required under the NASDAQ listing standards. Our Audit Committee, among other things:

•	reviews our annual and interim financial statements and reports to be filed with the SEC;

•	monitors our financial reporting process and internal control system;

•	appoints and replaces our independent outside auditors from time to time, determines their compensation and other terms of engagement and oversees their work;

•	oversees the performance of our internal audit function;

•	conducts a review of all related party transactions for potential conflicts of interest and approves all such related party transactions;

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•	establishes procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•	oversees our compliance with legal, ethical and regulatory matters.

The Audit Committee has the sole and direct responsibility for appointing, evaluating and retaining our independent registered public accounting firm and for overseeing their work. All audit services to be provided to us and all permissible non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm are approved in advance by our Audit Committee. During the fiscal year ended December 28, 2014, the Audit Committee met or acted by unanimous consent on five occasions. The Audit Committee has adopted a formal written Audit Committee charter that complies with the requirements of the Exchange Act and the NASDAQ listing standards. A copy of the Audit Committee charter is available on the investor relations section of our website at www.frgi.com.

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Audit Committee Report

The Company’s management has the primary responsibility for the financial statements and the reporting process, including the Company’s system of internal controls and disclosure controls and procedures. The independent registered public accounting firm audits the Company’s financial statements and expresses an opinion on the financial statements based on their audit. The Audit Committee oversees on behalf of the board (i) the accounting, financial reporting and internal control processes of the Company and (ii) the audits of the financial statements and internal controls of the Company. The Audit Committee operates under a written charter adopted by the board.

The Audit Committee reviews and approves the internal audit plan once a year and receives periodic updates of internal audit activity in meetings held at least quarterly throughout the year. Updates include discussions of audit project results, as well as quarterly assessments of internal controls.

The Audit Committee has met and held discussions with management and Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm. Management represented to the Audit Committee that the Company’s financial statements for the year ended December 28, 2014 were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed the financial statements with both management and Deloitte. The Audit Committee also discussed with Deloitte the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (PCAOB). The Audit Committee also discussed with Deloitte the firm’s independence from the Company and management, including the independent auditor’s written disclosures required by Independent Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) as adopted by the PCAOB.

The Audit Committee also discussed with Deloitte the overall scope and plans for the audit. The Audit Committee met with Deloitte both with and without management, to discuss the results of their examination, the evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Management has completed its annual documentation, testing, and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee continues to oversee the Company’s efforts related to its internal controls.

Based on the foregoing, we have recommended to the board of directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 28, 2014, for filing with the Securities and Exchange Commission.

Audit Committee
Stephen P. Elker, Chairman
Jack A. Smith
Barry J. Alperin

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Compensation Committee

Our Compensation Committee consists of Ms. Rauch, Mr. Friedman and Mr. Smith, with Ms. Rauch serving as the Chairperson. All of the members of our Compensation Committee are “independent” as defined under Rule 5605 of the NASDAQ listing standards. The principal purpose of our Compensation Committee is to discharge the responsibilities of our board of directors relating to compensation of our executive officers and members of our board of directors. Our Compensation Committee, among other things:

•	provides oversight on the development and implementation of the compensation programs for our executive officers and outside directors and disclosure relating to these matters; and

•	reviews and approves the compensation of our Chief Executive Officer and the other executive officers of us and our subsidiaries.

The processes and procedures by which the Compensation Committee considers and determines executive officer compensation and outside directors’ compensation are described in the Compensation Discussion and Analysis included in this Proxy Statement. During the 2014 fiscal year, the Compensation Committee retained Pearl Meyer & Partners (“PM&P”), to review the Company’s compensation policies, plans and amounts for the CEO and other executive officers, including the Named Executive Officers. The role of PM&P in determining or recommending the amount or form of executive and director compensation, the nature and scope of PM&P’s assignment and the material elements of the instructions or directions given to PM&P with respect to the performance of their duties under the engagement are described in the Compensation Discussion and Analysis included in this Proxy Statement. We believe that the use of an independent compensation consultant provides additional assurance that our compensation programs are reasonable and consistent with our goals and objectives. The Compensation Committee may form one or more subcommittees, each of which shall take such actions as shall be delegated by the Compensation Committee. The Compensation Committee has adopted a formal, written Compensation Committee charter that complies with SEC rules and regulations and the NASDAQ listing standards. During the fiscal year ended December 28, 2014, the Compensation Committee met or acted by unanimous consent on ten occasions. A copy of the Compensation Committee charter is available on the investor relations section of our website at www.frgi.com.

Corporate Governance and Nominating Committee

Our Corporate Governance and Nominating Committee consists of Ms. Rauch and Messrs. Friedman, Elker, Alperin, Daraviras and Smith, with Mr. Smith serving as the Chairman. All of the members of our Corporate Governance and Nominating Committee are “independent” as defined under Rule 5605 of the NASDAQ listing standards. Our Corporate Governance and Nominating Committee, among other things:

•	establishes criteria for board and committee membership and recommends to our board of directors proposed nominees for election to the board of directors and for membership on committees of the board of directors;

•	makes recommendations regarding proposals submitted by our stockholders; and

•	makes recommendations to our board of directors regarding corporate governance matters and practices.

The Corporate Governance and Nominating Committee has adopted a formal written Corporate Governance and Nominating Committee charter that complies with SEC rules and regulations and the NASDAQ listing standards. During the fiscal year ended December 28, 2014, the Corporate Governance and Nominating Committee met or acted by unanimous written consent on one occasion. A copy of the Corporate Governance and Nominating Committee charter is available on the investor relations section of our website at www.frgi.com.

Nominations For The Board Of Directors

The Corporate Governance and Nominating Committee of the board of directors considers director candidates based upon a number of qualifications. The qualifications for consideration as a director nominee vary according to the particular area of expertise being sought as a complement to the existing composition of the board. At a minimum, however, the Corporate Governance and Nominating Committee seeks candidates for director who possess:

•	the highest personal and professional ethics, integrity and values;

•	the ability to exercise sound judgment;

•	the ability to make independent analytical inquiries;

•	willingness and ability to devote adequate time, energy and resources to diligently perform board and board committee duties and responsibilities; and

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•	a commitment to representing the long-term interests of the stockholders.

In addition to such minimum qualifications, the Corporate Governance and Nominating Committee takes into account the following factors when considering a potential director candidate:

•	whether the individual possesses specific industry expertise and familiarity with general issues affecting our business; and

•	whether the person would qualify as an “independent” director under SEC and NASDAQ rules.

The Corporate Governance and Nominating Committee has not adopted a specific diversity policy with respect to identifying nominees for director. However, the Corporate Governance and Nominating Committee takes into account the importance of diversified board membership in terms of the individuals involved and their various experiences and areas of expertise.

The Corporate Governance and Nominating Committee shall make every effort to ensure that the board and its committees include at least the required number of independent directors, as that term is defined by applicable standards promulgated by NASDAQ and/or the SEC. Backgrounds giving rise to actual or perceived conflicts of interest are undesirable. In addition, prior to nominating an existing director for re-election to the board, the Corporate Governance and Nominating Committee will consider and review such existing director’s board and committee attendance and performance, independence, experience, skills and the contributions that the existing director brings to the board.

The Corporate Governance and Nominating Committee has not in the past relied upon third-party search firms to identify director candidates, but may employ such firms if so desired. The Corporate Governance and Nominating Committee generally relies upon, receives and reviews recommendations from a wide variety of contacts, including current executive officers, directors, community leaders, and stockholders as a source for potential director candidates. The board retains complete independence in making nominations for election to the board.

The Corporate Governance and Nominating Committee will consider qualified director candidates recommended by stockholders in compliance with our procedures and subject to applicable inquiries. The Corporate Governance and Nominating Committee’s evaluation of candidates recommended by stockholders does not differ materially from its evaluation of candidates recommended from other sources. Pursuant to our amended and restated bylaws, as amended, any stockholder may recommend nominees for director not less than 90 days nor more than 120 days in advance of the anniversary date of the immediately preceding Annual Meeting of Stockholders, by writing to Joseph A. Zirkman, Senior Vice President, General Counsel and Secretary, Fiesta Restaurant Group, Inc., 14800 Landmark Boulevard, Suite 500, Addison, Texas 75254, giving the name, Company stockholdings and contact information of the person making the nomination, the candidate’s name, address and other contact information, any direct or indirect holdings of our securities by the nominee, any information required to be disclosed about directors under applicable securities laws and/or stock exchange requirements, information regarding related party transactions with us, the nominee and/or the stockholder submitting the nomination, and any actual or potential conflicts of interest, the nominee’s biographical data, current public and private company affiliations, employment history and qualifications and status as “independent” under applicable securities laws and/or stock exchange requirements. All of these communications will be reviewed by our Secretary and forwarded to Jack A. Smith, the Chairman of the Corporate Governance and Nominating Committee, for further review and consideration in accordance with this policy. Any such stockholder recommendation should be accompanied by a written statement from the candidate of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director.

Finance Committee

Our Finance Committee consists of Messrs. Alperin and Daraviras with Mr. Alperin serving as the Chairman. Lynn S. Schweinfurth, our Senior Vice President, Chief Financial Officer and Treasurer, serves as a non-board advisor of the Finance Committee. Our Finance Committee, among other things:

•	reviews and provides guidance to our board of directors and management about policies relating to the Company’s working capital; stockholder dividends and distributions; share repurchases; significant investments; capital stock and debt issuances; material financial strategies and strategic investments; and other transactions or financial issues that management desires to have reviewed by the Finance Committee; and

•	obtains or performs an annual evaluation of the Committee’s performance and makes applicable recommendations to the board of directors.

A copy of the Finance Committee charter is available on the investor relations section of our website at www.frgi.com.

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Board Leadership Structure and Role in Risk Oversight

Board Leadership

Our board of directors believes that our current model of separate individuals serving as Chairman of the board of directors and as Chief Executive Officer is the appropriate leadership structure for us at this time. The board of directors believes that each of the possible leadership structures for a board has its particular pros and cons, which must be considered in the context of the specific circumstances, culture and challenges facing a company, and that such consideration falls squarely on the shoulders of a company’s board and necessitates a diversity of views and experiences. The board of directors has determined that having an independent director serve as Chairman of the board of directors is in the best interest of our stockholders at this time. This structure ensures a greater role for the independent directors in the oversight of Fiesta Restaurant Group, active participation of the independent directors in setting agendas and establishing the board of directors’ priorities and procedures, including with respect to our corporate governance. Further, this structure permits the Chief Executive Officer to focus on the management of our day-to-day operations and the execution of our strategy, while at the same time participating in the establishment of such strategy in his capacity as an employee director.

Risk Oversight

Our board of directors believes that oversight of risk management is the responsibility of the full board, with support from its committees and senior management. The board of directors’ principal responsibility in this area is to ensure that sufficient resources, with appropriate technical and managerial skills, are provided throughout the Company to identify, assess and facilitate processes and practices to address material risks. We believe that the current leadership structure enhances the board of directors’ ability to fulfill this oversight responsibility, as the Chairman, with the support and input of the Chief Executive Officer, is able to focus the board’s attention on the key risks facing us.

Some risks, particularly those relating to potential operating liabilities, the protection against physical loss or damage to our facilities, and the possibility of business interruption resulting from a large loss event, are contained and managed by legal contracts of insurance. Our insurance contracts are reviewed, managed and procured by our Risk Management and Legal departments along with our Chief Financial Officer to optimize their completeness and efficacy. We also have a Risk Committee that meets periodically throughout the year to develop and oversee our risk management program. The Risk Committee’s responsibilities include identifying our exposures, developing a risk control program, and establishing a risk financing strategy. Periodic presentations are made to the board to identify and discuss risks and the mitigation of risk and the board members, particularly the Audit Committee, assesses and oversees business risks as a component of their review of the business and financial activities of the Company.

Code of Ethics

We have adopted written codes of ethics applicable to our directors, officers and employees in accordance with the rules of the SEC and the NASDAQ listing standards. We make our codes of ethics available free of charge on the investor relations section of our website at www.frgi.com. We will disclose on our website amendments to, or waivers from, our codes of ethics in accordance with all applicable laws and regulations.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of the filings furnished to us pursuant to Rule 16a-3(e) promulgated under the Exchange Act, and on representations from our executive officers and directors and persons, if any, who beneficially own more than 10% of our common stock, all filing requirements of Section 16(a) of the Exchange Act were complied with in a timely manner during the fiscal year ended December 28, 2014.

Stockholder Communications With The Board Of Directors

Any stockholder or other interested party who desires to communicate with our Chairman of the board of directors or any of the other members of the board of directors may do so by writing to: Board of Directors, c/o Jack A. Smith, Chairman of the Board of Directors, Fiesta Restaurant Group, Inc., 14800 Landmark Boulevard, Suite 500, Addison, Texas 75254. Communications may be addressed to the Chairman of the board, an individual director, a board committee, the non-management directors or the full board. Communications will then be distributed to the appropriate directors unless the Chairman determines that the information submitted constitutes “spam,” pornographic material and/or communications offering to buy or sell products or services.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information regarding beneficial ownership of our common stock as of March 4, 2015 by:

•	each person known by us to beneficially own more than 5% of all outstanding shares of our common stock;

•	each of our directors, nominees for director and Named Executive Officers (as set forth in “Executive Compensation-Summary Compensation Table” herein) individually; and

•	all of our directors and executive officers as a group.

26,823,139 shares of our common stock were outstanding on March 4, 2015.

Except as otherwise indicated, to our knowledge, all persons listed below have sole voting power and investment power and record and beneficial ownership of their shares, other than to the extent that authority is shared by spouses under applicable law.

The information contained in this table reflects “beneficial ownership” as defined in Rule 13d-3 of the Exchange Act. Except as otherwise indicated, the address for each beneficial owner is c/o Fiesta Restaurant Group, Inc., 14800 Landmark Boulevard, Suite 500, Addison, Texas 75254.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
T. Rowe Price Associates, Inc. (1)	2,766,416	10.3%
T. Rowe Price New Horizons Fund, Inc. (1)
FMR LLC (2)	2,282,789	8.5%
BlackRock, Inc. (3)	1,515,179	5.6%
Morgan Stanley (4)	1,481,691	5.5%
Morgan Stanley Investment Management. Inc. (US) (4)
Gilder, Gagnon, Howe & Co. LLC (5)	1,400,278	5.2%
Timothy P. Taft	192,565	*
Lynn S. Schweinfurth	74,181	*
Joseph A. Zirkman	126,731	*
Danny K. Meisenheimer	20,598	*
John A. Todd	16,433	*
Stacey Rauch	10,627	*
Brian P. Friedman (6)	57,714	*
Stephen P. Elker	10,627	*
Barry J. Alperin	9,642	*
Nicholas Daraviras	11,974	*
Jack A. Smith	35,848	*
All directors and executive officers as a group (7)	613,075	2.3%

*	Less than one percent

(1)	Information was obtained from a Schedule 13G/A filed on February 10, 2015 with the SEC. The address for T. Rowe Price Associates, Inc. and T. Rowe Price New Horizons Fund, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

(2)	Information was obtained from a Schedule 13G/A filed on February 13, 2015 with the SEC. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(3)	Information was obtained from a Schedule 13G filed on February 2, 2015 with the SEC. The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10022.

(4)	Information was obtained from a Schedule 13G/A filed on January 12, 2015 with the SEC. The address for Morgan Stanley and Morgan Stanley Investment Management Inc. is 1585 Broadway, New York, New York 10036 and 522 Fifth Avenue, New York, New York 10036, respectively.

(5)	Information was obtained from a Schedule 13G/A filed on February 10, 2015 with the SEC. Gilder, Gagnon, Howe & Co. LLC (“GGH”) has sole voting and investment power over 20,080 shares. The shares reported include 1,103,621 shares held in customer accounts over which partners and/or employees of GGH have discretionary authority to dispose of or direct the disposition of the shares, 20,080 shares held in the account of the profit sharing plan of GGH, and 276,577 shares held in accounts owned by the partners of GGH and their families. The address for GGH is 3 Columbus Circle, 26th Floor, New York, New York 10019.

(6)	Information was obtained from a Statement of Changes in Beneficial Ownership on Form 4 filed May 5, 2014 with the SEC. Includes 28,668 shares of common stock held by 2055 Partners L.P., which we refer to as “2055 Partners”, and 29,046 shares of our common stock held directly by Mr. Friedman. Mr. Friedman is the general partner of 2055 Partners and, in such capacity, may be deemed to beneficially own the 28,668 shares of our common stock beneficially owned by 2055 Partners. The address of Mr. Friedman is 520 Madison Avenue, 11th Floor, New York, New York 10022.

(7)	Includes 28,668 shares held by 2055 Partners as reported in footnote (6) above. Mr. Friedman is the general partner of 2055 Partners and, in such capacity, may be deemed to beneficially own the 28,668 shares of our common stock beneficially owned by 2055 Partners.

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Equity Compensation Plan

The following table summarizes our 2012 Stock Incentive Plan (the “Fiesta Plan”), which is the equity compensation plan under which our common stock may be issued as of December 28, 2014. Our stockholders have approved the Fiesta Plan.

	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted- average Exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	—	—	2,302,033
Equity compensation plans not approved by security holders	—	—	—
Total	—	—	2,302,033

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transaction Procedures

The board of directors has assigned responsibility for reviewing related party transactions to our Audit Committee. The board of directors and the Audit Committee have adopted a written policy pursuant to which certain transactions between us or our subsidiaries and any of our directors or executive officers must be submitted to the Audit Committee for consideration prior to the consummation of the transaction as required by the rules of the SEC. The Audit Committee reports to the board of directors on all related party transactions considered.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The purpose of this Compensation Discussion & Analysis (“CD&A”) is to provide relevant information to stockholders regarding the Company’s executive compensation processes, procedures, plan designs, and practices with respect to its executive officers named in the Summary Compensation Table (the “Named Executive Officers”) for 2014. The following are the Company’s Named Executive Officers for 2014:

•	Mr. Timothy P. Taft – Chief Executive Officer and President

•	Ms. Lynn S. Schweinfurth – Senior Vice President, Chief Financial Officer, and Treasurer

•	Mr. Joseph A. Zirkman – Senior Vice President, General Counsel, and Secretary

•	Mr. Danny K. Meisenheimer – Chief Operating Officer, Pollo Tropical

•	Mr. John A. Todd – Group Vice President, Chief Development Officer

Executive Summary

Program Design

The Company’s executive compensation program is designed to be straightforward, performance-based, retention-oriented and stockholder aligned.

•	Base salaries are reviewed and approved annually.

•	Short-term cash incentive bonus opportunities are tied to Same Restaurant Sales (“SRS”), Adjusted Earnings Before Tax (“Adjusted EBT”) and individual executive performance objectives.

•	Long-term incentives are provided in the form of annual equity grants, with the 2014 equity grants provided in the form of restricted stock that vests 25% on each anniversary date over four years from the grant date.

•	There are modest additional benefits (e.g., deferred compensation plan).

SRS is referred to as comparable restaurant sales in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2014 filed with the SEC on February 19, 2015 (the “2014 Form 10-K”). Adjusted EBT refers to income before taxes (which is set forth in Note 12 to the Company’s consolidated financial statements included in the 2014 Form 10-K). No adjustments were made to Adjusted EBT in 2014. In 2013, Adjusted EBT was adjusted to exclude loss on extinguishment of debt of $16.4 million related to refinancing transactions and $0.4 million related to secondary offering expenses completed in 2013.

Financial Results

The Company had strong results in 2014, including, without limitation, the following:

•	SRS increased 4.8% in 2014 on a consolidated basis;

•	Adjusted EBT in 2014 increased 91% to $57.1 million on a consolidated basis compared to Adjusted EBT of $29.9 million in 2013; and

•	Our stock price increased from $51.24 to $58.32 during the 2014 fiscal year, yielding a 14% return to stockholders.

Strategic Results

The Company’s strong financial results in 2014 were achieved amidst other critical activities and accomplishments during the year, which included the following:

•	Opened a number of new, Company-owned restaurants including 22 Pollo Tropical and four Taco Cabana restaurants, growing net, Company-owned restaurants by nine percent compared to 2013;

•	Introduced the Pollo Tropical brand in the state of Texas and built 10 new Pollo Tropical restaurants in Dallas, Houston and San Antonio;

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•	Introduced a new Pollo Tropical building design and many menu innovations that will be part of the go forward brand elevation;

•	Remodeled 23 Taco Cabana restaurants, bringing planned Taco Cabana renovations to over 85% system completion;

•	Negotiated and implemented new, consolidated agreements for product distribution services and soft drink beverages for both brands;

•	Improved operating measurements for our Five Points of Focus (Food Quality, Friendliness, Accuracy/Consistency, Speed of Service and Cleanliness) at both brands; and

•	Continued to refine corporate infrastructure and processes in our first full year since the expiration of the transition services agreement with Carrols Restaurant Group.

Compensation Results

The Compensation Committee believes that the Company’s compensation results for 2014 were aligned with the Company’s financial and strategic results for the year as evidenced by the following:

•	Short-term incentive payouts ranged from 112.8% to 119.0% of target for the Named Executive Officers, generally tracking the Company’s performance relative to budget for SRS and Adjusted EBT; and

•	Long-term incentive awards granted in February 2014 increased in value significantly by the end of the year, directly tracking the increase in the Company’s stock price.

Governance Practices

The Compensation Committee believes that the Company has strong governance practices in place with respect to executive compensation, as evidenced by the following:

•	Fully independent Compensation Committee;

•	Fully independent compensation advisor reporting directly to the Compensation Committee;

•	Compensation Clawback Policy in the event of a financial restatement;

•	Executive and Outside Director stock ownership requirements;

•	Prohibition on hedging and pledging Company stock;

•	No new change-in-control agreements or excise tax gross-ups; and

•	No perquisites provided to our Named Executive Officers.

The Role of Stockholder Say-on-Pay Votes

The Company’s board of directors, Compensation Committee, and management value the opinions of the Company’s stockholders. The Company provides its stockholders with the opportunity to cast an advisory vote to approve named executive officer compensation every year, or Say-on-Pay. Although the advisory Say-On-Pay vote is non-binding, the Compensation Committee has considered the outcome of the vote when making compensation decisions for Named Executive Officers. At the Company’s Annual Meeting of Stockholders held May 1, 2014, approximately 98.1% of the stockholders who voted on the Say-on-Pay proposal voted in favor of the proposal. The Compensation Committee believes that this evidences the Company’s stockholders’ support for its approach to executive compensation. The Compensation Committee will continue to consider the outcome of the Company’s Say-on-Pay votes when making future compensation decisions for its Named Executive Officers.

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Executive Compensation Roles and Responsibilities

Compensation Committee

The Compensation Committee establishes the overall compensation philosophy and strategy for the Named Executive Officers, determines the Chief Executive Officer’s compensation, and reviews and approves compensation levels, plan designs, policies, and practices that it believes are aligned with this philosophy and strategy and that are in the best interests of the Company and its stockholders. Although the Compensation Committee receives input from the Chief Executive Officer (particularly with respect to the other Named Executive Officers), executive leadership, and its independent compensation advisor, the Compensation Committee makes its own independent determinations regarding executive compensation.

Chief Executive Officer

The Chief Executive Officer attends some Compensation Committee meetings and makes specific recommendations to the Compensation Committee with respect to each Named Executive Officers’ compensation other than his own. This information is reviewed and considered by the Compensation Committee along with all other relevant factors and circumstances. The Chief Executive Officer is never present when the Compensation Committee meets in executive session to discuss the compensation of the Named Executive Officers.

Executive Leadership

Various members of executive leadership provide information from time to time either to the Chief Executive Officer or to the Compensation Committee directly. For example, the Chief Financial Officer provides information regarding financial performance and payouts under the short-term incentive program and the General Counsel provides information regarding executive compensation policies and practices such as stock ownership requirements. No members of executive leadership, other than the Chief Executive Officer, regularly attend Compensation Committee meetings.

Independent Compensation Advisor

The Compensation Committee has the authority to retain a compensation advisor. In 2012, the Compensation Committee interviewed and considered several potential compensation advisors. In 2012, 2013, and again in 2014, the Compensation Committee retained Pearl Meyer & Partners (“PM&P”) as its compensation advisor. In selecting PM&P, the Compensation Committee considered the SEC’s independence criteria and concluded that PM&P is independent per the criteria and that the work of PM&P did not raise any conflicts of interest. PM&P reports directly to the Compensation Committee, and provides no other services to the Company. PM&P’s services to the Compensation Committee include providing periodic data and information regarding market pay practices and trends, as well as assisting in the development of appropriate compensation program designs and policies and the preparation of the CD&A.

Executive Compensation Components

The following is a brief description of each primary pay component for the Named Executive Officers.

Base Salary

The following sets forth the executive base salary levels for 2014 relative to 2013:

Executive	Position Title	2014	2013	$ Increase	% Increase
Timothy P. Taft	Chief Executive Officer & President	$525,000	$525,000	—	—
Lynn S. Schweinfurth	Sr. VP, Chief Financial Officer & Treasurer	$320,004	$320,004	—	—
Joseph A. Zirkman	Sr. VP, General Counsel & Secretary	$297,000	$297,000	—	—
Danny K. Meisenheimer	Chief Operating Officer, Pollo Tropical	$280,000	$280,000	—	—
John A. Todd	Group VP, Chief Development Officer	$300,000	$300,000	—	—

The Compensation Committee reviews and considers salary increases annually, taking into consideration factors such as the Company’s performance, individual executive performance and tenure, internal equity among executives, salary increase budgets for all other employees, and competitive market pay levels.

The Named Executive Officers recommended to the Compensation Committee that they not receive any salary increases in 2014 compared to 2013 to allow the Company to further invest in growth initiatives and to recognize individual performance achievements of other employees within the Company.

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Short-Term Incentive

The Company has adopted a short-term incentive compensation program for the Named Executive Officers pursuant to the Company’s Senior Executive Short Term Incentive Program (the “Short Term Incentive Program”). The purpose of the Short Term Incentive Program is to align short-term pay and short-term performance by creating a variable pay opportunity tied to corporate, brand, and individual executive performance.

The following table sets forth the target short-term incentive opportunity for each Named Executive Officer for 2014, as well as the actual 2014 short-term incentive earned based on results (amounts were paid in cash in 2015):

Executive	Position Title	Base Salary	Target Short- Term Incentive % Salary	Target Short- Term Incentive $ Value	Actual Short- Term Incentive % Salary	Actual Short- Term Incentive $ Value
Timothy P. Taft	Chief Executive Officer & President	$525,000	80.0%	$420,000	119.0%	$499,800
Lynn S. Schweinfurth	Sr. VP, Chief Financial Officer & Treasurer	$320,004	60.0%	$192,000	119.0%	$228,480
Joseph A. Zirkman	Sr. VP, General Counsel & Secretary	$297,000	60.0%	$178,200	119.0%	$212,058
Danny K. Meisenheimer	Chief Operating Officer, Pollo Tropical	$280,000	60.0%	$168,000	112.8%	$189,512
John A. Todd	Group VP, Chief Development Officer	$300,000	50.0%	$150,000	119.0%	$178,500

The performance measures for the 2014 Short Term Incentive Program awards included SRS, Adjusted EBT and individual goals and objectives (“MBO”). For 2014, each Named Executive Officer had a threshold, target, and maximum award opportunity for SRS and Adjusted EBT performance measures, where the threshold award opportunity was equal to 50% of target and the maximum award opportunity was equal to 150% of target. For example, a Named Executive Officer with a $100,000 target award opportunity amount could earn a threshold award opportunity amount of $50,000 or a maximum award opportunity amount of $150,000. For 2014, each Named Executive Officer had an award opportunity for MBO performance measures ranging from 0%-100% of the target award opportunity. The following table sets forth the target weighting applicable to each measure for each Named Executive Officer in 2014:

		FRGI Consolidated		Pollo Tropical
Executive	Position Title	SRS	Adjusted EBT	SRS	Adjusted EBT	Individual MBO	Total % of Target
Timothy P. Taft	Chief Executive Officer & President	20.0%	60.0%	0.0%	0.0%	20.0%	100.0%
Lynn S. Schweinfurth	Sr. VP, Chief Financial Officer & Treasurer	20.0%	60.0%	0.0%	0.0%	20.0%	100.0%
Joseph A. Zirkman	Sr. VP, General Counsel & Secretary	20.0%	60.0%	0.0%	0.0%	20.0%	100.0%
Danny K. Meisenheimer	Chief Operating Officer, Pollo Tropical	2.5%	7.5%	24.5%	45.5%	20.0%	100.0%
John A. Todd	Group VP, Chief Development Officer	20.0%	60.0%	0.0%	0.0%	20.0%	100.0%

The following table sets forth (a) the threshold award opportunity amount, target award opportunity amount, the maximum award opportunity amount with respect to SRS and Adjusted EBT for FRGI Consolidated and Pollo Tropical, (b) the actual SRS and Adjusted EBT amounts achieved in 2014 for FRGI Consolidated and Pollo Tropical and (c) the achievement percentage of actual SRS and Adjusted EBT amounts achieved in 2014 for FRGI Consolidated and Pollo Tropical relative to the target award opportunity amount:

	Threshold Award Opportunity $ millions	Target Award Opportunity $ millions	Maximum Award Opportunity $ millions	Actual $ millions	Achievement Percentage
FRGI Consolidated SRS	3.2%	3.6%	4.0%	4.8%	133.3%
Pollo Tropical SRS(1)	3.1%	3.4%	3.7%	6.6%	194.1%

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	Threshold Award Opportunity $ millions	Target Award Opportunity $ millions	Maximum Award Opportunity $ millions	Actual $ millions	Achievement Percentage
FRGI Consolidated Adjusted EBT	$50.0	$55.5	$61.1	$57.1	103.0%
Pollo Tropical Adjusted EBT(1)	$34.6	$38.4	$42.2	$38.1	99.1%

(1) The SRS and Adjusted EBT amounts for our Pollo Tropical brand are only applicable to Mr. Meisenheimer.

A 1% increase or decrease in the achievement percentage of actual SRS and Adjusted EBT amounts relative to the target award opportunity amounts for each of SRS and Adjusted EBT results in a corresponding 5% incremental increase or decrease in payment to a Named Executive Officer relative to the target payment amount multiplied by the target weighting, under the Short Term Incentive Program. The minimum achievement percentage of 90% would result in a payment of 50% of target while an achievement percentage of 110% or greater would result in a maximum payment of 150% for each of SRS and Adjusted EBT and multiplied by the target weighting.

The following table sets forth the actual payout as a percent of target that was earned for each measure for each Named Executive Officers based on 2014 performance relative to pre-determined goals and objectives:

		FRGI Consolidated		Pollo Tropical
Executive	Position Title	SRS	Adjusted EBT	SRS	Adjusted EBT	Individual MBO	Total % of Target
Timothy P. Taft	Chief Executive Officer & President	150.0%	115.0%			100.0%	119.0%
Lynn S. Schweinfurth	Sr. VP, Chief Financial Officer & Treasurer	150.0%	115.0%			100.0%	119.0%
Joseph A. Zirkman	Sr. VP, General Counsel & Secretary	150.0%	115.0%			100.0%	119.0%
Danny K. Meisenheimer	Chief Operating Officer, Pollo Tropical	150.0%	115.0%	150.0%	96.0%	100.0%	112.8%
John A. Todd	Group VP, Chief Development Officer	150.0%	115.0%			100.0%	119.0%

The consolidated and brand SRS and Adjusted EBT results were formulaic calculations based on actual performance in 2014 relative to budgeted target amounts. The individual MBO results were based on an assessment of each individual’s accomplishments relative to pre-determined goals for the year. The Chief Executive Officer assessed each Named Executive Officer’s individual performance other than his own, and the Compensation Committee assessed the individual performance of the Chief Executive Officer. The determination of whether MBO goals and objectives were met by each Named Executive Officer was not entirely formulaic, objective or quantifiable; rather, the individual performance considerations included some factors (among others) that were subjective judgments in connection with the compensation decision.

Long-Term Incentive

The Company has adopted a long-term incentive program that will provide the opportunity for annual equity grants to the Named Executive Officers pursuant to the Fiesta Plan. The purpose of the long-term incentive program is to align long-term pay and long-term performance by providing stock-based compensation that will reward executives for creating long-term stockholder value.

The following sets forth the target long-term incentive grant date value (based on the closing price of the common stock on the date of grant) for each Named Executive Officer for 2014:

Executive	Position Title	Base Salary	Target Long- Term Incentive % Salary	Target Long-Term Incentive $ Value
Timothy P. Taft	Chief Executive Officer & President	$525,000	143%	$750,000
Lynn S. Schweinfurth	Sr. VP, Chief Financial Officer & Treasurer	$320,004	78%	$250,000
Joseph A. Zirkman	Sr. VP, General Counsel & Secretary	$297,000	51%	$150,000
Danny K. Meisenheimer	Chief Operating Officer, Pollo Tropical	$280,000	54%	$150,000
John A. Todd	Group VP, Chief Development Officer	$300,000	42%	$125,000

Unlike the Short Term Incentive Program, which focuses on the award opportunity as a percent of salary, the long-term incentive grant values focus on a targeted grant date value (based on the closing price of the common stock on the date of grant). These targeted grant values are converted into the corresponding number of shares based on the Company’s grant mix for the year. For 2014, the Compensation Committee approved a grant mix of 100% restricted stock. In selecting this grant mix for 2014, the Compensation Committee considered the following factors:

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•	The use of restricted stock would create stronger stock ownership opportunities and retention strength;
•	The Company’s limited trading history would make it difficult to value stock options;
•	The Company’s life-cycle stage would make setting multi-year performance goals challenging; and
•	The use of restricted stock would result in the issuance of fewer shares from the Fiesta Plan.
The following table sets forth the actual restricted stock grant levels for each Named Executive Officer for 2014:

Executive	Position Title	Grant Value	Stock Price	# of Shares
Timothy P. Taft	Chief Executive Officer & President	$750,006	$45.04	16,652
Lynn S. Schweinfurth	Sr. VP, Chief Financial Officer & Treasurer	$385,002	$45.04	8,548	(1)
Joseph A. Zirkman	Sr. VP, General Counsel & Secretary	$285,013	$45.04	6,328	(2)
Danny K. Meisenheimer	Chief Operating Officer, Pollo Tropical	$245,018	$45.04	5,440	(3)
John A. Todd	Group VP, Chief Development Officer	$195,023	$45.04	4,330	(4)
(1)	Ms. Schweinfurth’s restricted stock grant for 2014 included a one-time special equity award of 2,997 shares of restricted stock with a grant date value of $134,985 in recognition of superior performance and extraordinary contributions to the Company’s success in 2013 and to provide enhanced stockholder alignment and retention strength going forward.

(2)	Mr. Zirkman’s restricted stock grant for 2014 included a one-time special equity award of 2,997 shares of restricted stock with a grant date value of $134,985 in recognition of superior performance and extraordinary contributions to the Company’s success in 2013 and to provide enhanced stockholder alignment and retention strength going forward.

(3)	Mr. Meisenheimer’s restricted stock grant for 2014 included a one-time special equity award of 2,109 shares of restricted stock with a grant date value of $94,989 in recognition of superior performance and extraordinary contributions to the Company’s success in 2013 and to provide enhanced stockholder alignment and retention strength going forward.

(4)	Mr. Todd’s restricted stock grant for 2014 included a one-time special equity award of 1,554 shares of restricted stock with a grant date value of $69,992 in recognition of superior performance and extraordinary contributions to the Company’s success in 2013 and to provide enhanced stockholder alignment and retention strength going forward.

The 2014 restricted stock grants were all awarded from the Fiesta Plan. The Fiesta Plan allows the Company to grant a variety of equity and equity-based award types with a variety of features and provisions. The 2014 restricted stock awards vest 25% on each anniversary date over four years, except for the one-time special equity awards which vest 100% at the end of four years.

The Role of Benchmarking

The Compensation Committee periodically requests data and information regarding the pay practices and program designs of other, similar companies. However, the Compensation Committee does not benchmark or target a specified pay level or percentile, nor does it necessarily follow the practices of similar companies. Instead, the Compensation Committee considers this information along with all other relevant facts and circumstances facing the Company and the executives. Such factors include Company performance, individual executive performance, internal equity, succession planning, affordability, return on investment, accounting expense, tax deductibility and stockholder dilution.

During 2013, the Compensation Committee requested PM&P provide data and information regarding executive pay levels, variable pay program designs, and compensation policies and procedures in place at similar companies. For this purpose, the following peer group was developed and approved by the Compensation Committee:

DineEquity	CEC Entertainment	Chuy’s Holdings
Luby’s	Dunkin’ Brands Group	Biglari Holdings
BJ’s Restaurants	Bravo Brio Restaurant Group	Frisch’s Restaurants
Caribou Coffee	Krispy Kreme Doughnuts	Ignite Restaurant Group
Denny’s Corp	Einstein Noah Restaurant Group	Buffalo Wild Wings
Sonic Corp	Red Robin Gourmet Burgers	AFC Enterprises

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Employment Agreements and Change of Control Agreements

During 2014, the Company did not have employment agreements or change of control agreements with any of its Named Executive Officers other than Mr. Taft, Ms. Schweinfurth and Mr. Zirkman. Mr. Zirkman had a Change of Control/Severance Agreement (the “Change of Control/Severance Agreement”) that was entered into with Carrols Restaurant Group, which was assumed by the Company in connection with the spin-off. The Change of Control/Severance Agreement expired on December 14, 2014.

Carrols Restaurant Group and Mr. Taft entered into an offer letter (the “Taft Letter Agreement”) on July 19, 2011, which was assigned to the Company in connection with the spin-off. On February 20, 2014, the Company and Mr. Taft entered into an Executive Employment Agreement (the “Taft Employment Agreement”) which replaced and superseded the Taft Letter Agreement. The Taft Letter Agreement and the Taft Employment Agreement are further described on page 23 of this Proxy Statement.

The Company entered into an offer letter (the “Schweinfurth Letter Agreement”) with Ms. Schweinfurth on June 19, 2012 which is further described on pages 23 and 24 of this Proxy Statement. None of our other Named Executive Officers have employment agreements with the Company.

The Taft Employment Agreement and the Schweinfurth Letter Agreement do not provide any enhanced benefits upon a change of control of the Company or upon a termination of employment following a change of control of the Company.

However, the Fiesta Plan and individual award agreements for awards and grants under such plan do contain a change of control provision. Under the Fiesta Plan and individual award agreements for awards and grants under such plan, in the event of a change of control of the Company, the vesting provisions on all outstanding unvested restricted shares shall be accelerated and such shares will become free of all restrictions and will be fully vested and transferable.

Retirement Benefits

The Company provides and maintains a 401(k) Savings Plan (“401(k) Plan”) and a Deferred Compensation Plan (“Deferred Compensation Plan”), which are intended to provide the Company’s team members with a competitive tax-deferred long-term savings vehicle. The 401(k) Plan is a qualified 401(k) plan and the Deferred Compensation Plan is a non-qualified deferred compensation plan. The Named Executive Officers are not eligible to participate in a qualified 401(k) plan because they have been excluded as “highly compensated” employees (as defined under the Internal Revenue Code of 1986, as amended (the “Code”)). Under the Deferred Compensation Plan, eligible employees may elect to voluntarily defer portions of their base salary and annual bonus. An eligible employee may elect, with a deferral agreement, to defer all or a specified amount or percentage of base salary and, if applicable, all or a specified amount or percentage of cash bonuses. All amounts deferred by the participants earn interest at 8% per annum. The Company does not provide any matching contributions to the Deferred Compensation Plan.

Additional Policies and Practices

Executive Stock Ownership Guidelines

The Company has adopted executive stock ownership guidelines that include each of the Named Executive Officers. The ownership guidelines require that each covered executive, including the Named Executive Officers, obtain a minimum level of stock ownership within five years of policy adoption and then maintain at least that ownership level going forward. The following sets forth the minimum stock ownership level for each Named Executive Officer:

Executive	Position Title	Salary Multiple
Timothy P. Taft	Chief Executive Officer & President	3x
Lynn S. Schweinfurth	Sr. VP, Chief Financial Officer & Treasurer	1x
Joseph A. Zirkman	Sr. VP, General Counsel & Secretary	1x
Danny K. Meisenheimer	Chief Operating Officer, Pollo Tropical	1x
John A. Todd	Group VP, Chief Development Officer	1x

The only shares that count toward these guidelines are actual shares owned by each executive, including direct and indirect ownership as reported to the SEC.

Compensation Clawback Policy

The Company has adopted a compensation clawback policy. The Named Executive Officers are covered by the policy, which enables the board of directors to seek repayment of incentive compensation that was paid based on financial results that are subsequently restated whereby the amount of incentive compensation that would have been awarded or earned based on the restated financial results is lower than what was paid based on the original financial results. This policy will be reviewed from time to time to ensure that it is compliant with any SEC requirements.

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Executive Perquisites

We do not currently provide any perquisites to our Named Executive Officers.

Tax Implications

The Compensation Committee has considered the impact of Section 162(m) of the Code. This section disallows a tax deduction for any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless compensation is performance-based. It is the intent of the Company and the Compensation Committee to maximize the deductibility of our executives’ compensation whenever possible. However, the Compensation Committee does not believe that compensation decisions should be based solely upon the amount of compensation that is deductible for federal income tax purposes. Accordingly, the Compensation Committee reserves the right to award compensation that is or could become non-deductible when it believes that such compensation is consistent with our strategic goals and in our best interests.

2015 Compensation Actions

The Compensation Committee approved the following to the Named Executive Officer compensation program for 2015:

•	Compensation was updated to reflect market pay practices and program designs of other similar companies and other relevant facts and circumstances including individual executive performance, scope of responsibility, internal equity, succession planning, affordability, return on investment, accounting expense, tax deductibility, and stockholder dilution:
•	Base salary was increased for the (1) Chief Executive Officer to $550,000, (2) Chief Financial Officer to $352,000, (3) General Counsel & Secretary to $326,700, (4) Chief Operating Officer – Pollo Tropical to $288,400, and (5) Chief Development Officer to $330,000;
•	Target bonus as a percent of salary was increased for the Chief Executive Officer to 90% and for the Chief Development Officer to 60%; and
•	Long-term Incentive awards increased for the (1) Chief Executive Officer to $950,000, (2) Chief Financial Officer to $450,000, (3) General Counsel & Secretary to $225,000, (4) Chief Operating Officer – Pollo Tropical to $ 275,000, and (5) Chief Development Officer to $200,000;
•	Changed the long-term incentive grant mix from 100% restricted stock to 50% restricted stock and 50% performance stock units;
•	With regard to restricted stock awards, added a minimum performance condition for vesting that requires the Company to achieve at least 75% of its EBT target each year in order for the shares to vest at the time the service condition is satisfied. Because restricted shares are generally granted in February with annual vesting dates linked to the grant date, this feature prevents shares from vesting at the February vesting date if the Company did not achieve at least 75% of its EBT target for the preceding year;

•	With regard to performance stock units, adopted a 3-year measurement period based on the Company’s achievement of cumulative Adjusted Diluted Earnings per Share (Adjusted EPS), with payouts ranging from 0-200% of target based on Company results. The first potential payout under the 2015 grant of performance stock units will be in early 2018 based on the certified financial results for the three year period including 2015, 1016, and 2017; and
•	Updated the Company’s peer group to better align the size and characteristics of the peer group companies with the Company.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Company’s board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted,

COMPENSATION COMMITTEE

STACEY RAUCH (Chairperson) BRIAN P. FRIEDMAN JACK A. SMITH

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Compensation Committee Interlocks and Insider Participation

The members of the our Compensation Committee for the fiscal year ended December 28, 2014 were Stacey Rauch, Brian P. Friedman and Jack A. Smith. None of the members of the Compensation Committee were, during such year, an officer of us or any of our subsidiaries or had any relationship with us other than serving as a director. In addition, no executive officer served as a director or a member of the compensation committee of any other entity, other than any subsidiary of ours, one of whose executive officers served as a director or on our Compensation Committee. None of the members of our Compensation Committee had any relationship required to be disclosed under this caption under the rules of the SEC.

SUMMARY COMPENSATION TABLE

The following table summarizes historical compensation awarded or paid to, or earned by the Named Executive Officers for the fiscal year ended December 28, 2014, and, for certain Named Executive Officers, the fiscal years ended December 29, 2013 and December 30, 2012.

Name and Principal Position	Year	Salary ($)		Bonus (1)($)		Stock Awards (2)($)			Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings (3)($)	All Other Compensation ($)		Total ($)
Timothy P. Taft	2014	$525,000		$499,800		$750,006			—	—	$6,964	—		$1,781,770
Chief Executive Officer and	2013	$525,000		$426,720		$718,900		sign on	—	—	$2,048	—		$2,172,673
President						$500,005		2013 related
						$1,218,905		Total (4)(5)
	2012	$500,004		$420,000		$1,104,306		sign on	—	—	$881	—		$3,025,191
						$250,000		2013 related
						$250,000		2014 related
						$250,000		2015 related
						$250,000		2016 related
						$2,104,306		Total (5)

Lynn S. Schweinfurth	2014	$320,004		$228,480		$385,002			—	—	$4,335	—		$937,821
Sr. Vice President, Chief Financial Officer and Treasurer	2013	$320,004		$195,074		$249,992			—	—	$1,824	—		$766,894
	2012	$147,880	(6)	$130,000	(6)	$756,000	(7)		—	—	—	—		$1,033,880

Joseph A. Zirkman	2014	$297,000		$212,058		$285,013			—	—	$4,617	$85,951	(8)	$884,639
Sr. Vice President, General Counsel and Secretary	2013	$297,000		$181,051		$150,004			—	—	$2,504	—		$630,559

Danny K. Meisenheimer	2014	$280,000		$189,512		$245,018			—	—	$4,522	—		$719,052
Chief Operating Officer, Pollo Tropical	2013	$280,000		$198,324		$119,995			—	—	$1,592	—		$599,911

John A. Todd	2014	$300,000		$178,500		$195,023			—	—	$—	—		$673,523
Group VP, Chief Development Officer

(1)	We provide short term incentive bonus compensation to our executive officers based on the achievement of certain financial performance goals on a consolidated basis and at the brand level, and an individual’s achievement of certain specified objectives. See “Compensation Discussion and Analysis” above for a discussion of our Short Term Incentive Program for the bonus amounts earned in fiscal 2014. For the 2012 fiscal year, the Compensation Committee did not approve and adopt a formal bonus program since the spin-off was not completed until May 2012. Consequently, bonuses for fiscal 2012 were determined at the discretion of the Compensation Committee, with input from the Chief Executive Officer, and were based on an individual’s achievement of certain goals and objectives as well as our financial performance in fiscal 2012 as compared to fiscal 2011. Amounts include cash bonuses paid in fiscal year 2015, 2014 and 2013 with respect to services rendered in fiscal year 2014, 2013 and 2012, respectively.

(2)	These amounts represent the aggregate grant date fair value of restricted stock granted and approved by the Compensation Committee in each of the fiscal years presented and is consistent with the grant date fair value of the award computed in accordance with FASB ASC Topic 718. There were no forfeitures in 2014 by the Named Executive Officers. These amounts reflect the grant date fair value for these awards and do not correspond to the actual value that will be recognized by the executives. The actual value, if any, that an executive may realize will depend on the stock price at the date of vesting. These grants are included and discussed further in the tables included below under “Outstanding Equity Awards at Fiscal Year-End”.

(3)	These amounts represent the above-market portion of earnings on compensation deferred by the Named Executive Officers under our nonqualified Deferred Compensation Plan. Earnings on deferred compensation are considered to be above-market to the extent that the rate of interest exceeds 120% of the applicable federal long-term rate. At December 28, 2014, December 29, 2013 and December 30, 2012, 120% of the federal long-term rate was 3.24%, 3.92% and 2.85% per annum, respectively, and the interest rate paid to participants was 8% per annum.

(4)	This amount includes 24,343 shares of restricted stock issued to Mr. Taft and an additional grant of 35,000 shares of restricted stock both under the Fiesta Plan, the purpose of which was to restore the intended ownership opportunity of Mr. Taft’s original equity grant upon becoming our Chief Executive Officer, which had been delayed due to delays in completing the spin-off, and which resulted in fewer shares being awarded to him than originally intended.

(5)	Pursuant to the Taft Letter Agreement, on June 8, 2012, the one month anniversary of the date that the shares of Fiesta Restaurant Group common stock began trading publicly, Mr. Taft received a grant of 165,563 shares of our restricted common stock (the “Initial Grant”) which equaled the aggregate value of $2 million based upon the average trading price of our common stock for the first four weeks the shares of our common stock commenced trading publicly. The restricted shares of our common stock granted to Mr. Taft vest over four years at the rate of 25% per annum beginning on the first anniversary of the date of grant and are subject to provisions of the Fiesta Plan. The Initial Grant was awarded as part of a single grant with approximately one-half of such grant intended as a sign on award and one-half intended to cover a portion, or $250,000, of the aggregate value of the shares of restricted stock that may be granted for each of the 2013, 2014, 2015 and 2016 compensation years to Mr. Taft. Consequently, the aggregate value of any award of restricted stock that Mr. Taft had the potential to receive in each such compensation year would have been reduced by $250,000. Such arrangement with respect to the reduction of any future award of restricted stock to Mr. Taft was terminated by the Compensation Committee in connection with our entering into the Taft Employment Agreement which is described below.

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(6)	Ms. Schweinfurth was appointed Vice President, Chief Financial Officer and Treasurer of Fiesta Restaurant Group effective July 16, 2012.

(7)	Represents a one-time sign on award of 50,000 shares of our restricted stock granted to Ms. Schweinfurth on July 16, 2012 in connection with her appointment as our Vice President, Chief Financial Officer and Treasurer. For a further discussion of such stock award, see “Schweinfurth Letter Agreement” below.

(8)	Represents reimbursement of moving expenses related to Mr. Zirkman’s relocation to Dallas, Texas in August of 2014, of which $63,821 represents reimbursable costs and $22,130 represents the “gross-up” on amounts to cover the taxes payable to Mr. Zirkman on such reimbursement.

Taft Letter Agreement and Employment Agreement

Prior to February 20, 2014, Mr. Taft’s compensation was pursuant to the terms of the offer letter between Carrols Restaurant Group and Mr. Taft entered into on July 19, 2011 (and assigned to us in connection with the spin-off). On February 20, 2014, we entered into the Taft Employment Agreement with Mr. Taft. The term of the Taft Employment Agreement is from February 20, 2014 until December 31, 2014 and automatically renews for successive one year terms unless the Taft Employment Agreement is not renewed by Mr. Taft or us or is terminated according to its terms.

Pursuant to the Taft Employment Agreement, Mr. Taft will earn a minimum base salary of $525,000 which can be increased upon approval by our Compensation Committee. Pursuant to the Taft Employment Agreement, Mr. Taft is eligible (i) to receive a short term incentive bonus, intended to qualify as performance-based compensation under Section 162(m) of the Code, with a target of 80% of Mr. Taft’s then base salary based upon attainment of objectives to be established by our Compensation Committee, (ii) to participate in any long term incentive bonus plan of ours intended to qualify as performance-based compensation under Section 162(m) of the Code existing from time to time for its executives and (iii) currently to receive an annual grant of $750,000 of equity compensation.

The Taft Employment Agreement also provides that if Mr. Taft’s employment with us is terminated by us in connection with a non-renewal of the Taft Employment Agreement without Cause (as defined in the Taft Employment Agreement) or for reasons other than Cause, death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) or is voluntarily terminated by Mr. Taft for Good Reason (as defined in the Taft Employment Agreement), he shall be entitled to receive (i) one year of his then base salary, (ii) a pro rata portion of any annual bonus that Mr. Taft would have been entitled to receive with respect to the fiscal year of termination had his employment not been terminated, (iii) the payment by us of premium payments for a period of up to twelve months if Mr. Taft and his dependents elect coverage under our health insurance plan pursuant to the Consolidated Omnibus Budget Reconciliation Act and (iv) executive outplacement services in an amount not to exceed $25,000 to be incurred no later than the end of the second year following the year of termination.

If Mr. Taft’s employment with us is terminated by us for Cause or if his employment with us ends due to death, permanent and total disability or due to a voluntary non-renewal of the Taft Employment Agreement or voluntary termination of employment by Mr. Taft without Good Reason, he shall be entitled to receive any earned but unpaid compensation as well as any other amounts or benefits owing to Mr. Taft under the terms of any employee benefit plan of ours.

Mr. Taft, pursuant to the Taft Employment Agreement, agreed, for a period of one year following his termination of employment with us, not to directly or indirectly solicit for employment or employ any person who is or was employed by us within six months prior to his termination date.

Additionally, under the Taft Employment Agreement, Mr. Taft agreed for a period of one year following his termination of employment with us, not to be employed by, or associated with, as an employee, consultant, director or in any other capacity, any company operating Tex-Mex or Mexican-themed quick service, quick casual or casual dining restaurants which competes with our Taco Cabana or Cabana Grill™ concepts, or any company operating Hispanic-themed quick-service, quick-casual, fast-casual or casual dining restaurants which feature grilled chicken as the primary or central menu item and also competes with our Pollo Tropical concept.

Schweinfurth Letter Agreement

Pursuant to the terms of an offer letter between Fiesta Restaurant Group and Ms. Schweinfurth entered into on June 29, 2012, Ms. Schweinfurth will earn an annual base salary of $320,000 and will be eligible for annual merit increases beginning in 2014 based upon recommendations of our Chief Executive Officer and Compensation Committee. Ms. Schweinfurth participated in our executive bonus program and was eligible to receive a bonus of up to 90% of her annual base salary with portions of such bonus based upon attainment of objectives to be established by our Compensation Committee and increases in “shareholder value” (as defined in the executive bonus program). The bonus earned by Ms. Schweinfurth for 2012 was pro-rated. For 2014, our Short Term Incentive Program provided that Ms. Schweinfurth was eligible to receive a target bonus of 60% of her salary upon the achievement of certain performance goals and individual objectives.

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Pursuant to the Schweinfurth Letter Agreement, within 30 days of July 16, 2012, the date of Ms. Schweinfurth’s commencement of employment with the Company, Ms. Schweinfurth received a one-time sign on grant of 50,000 shares of restricted common stock of the Company in connection with her appointment as our Vice President, Chief Financial Officer and Treasurer. The restricted shares of the Company’s common stock granted to Ms. Schweinfurth vest over four years at the rate of 25% per annum beginning on the first anniversary of the date of grant and are subject to provisions of the Fiesta Plan.

The Schweinfurth Letter Agreement also provides that in the event Ms. Schweinfurth is terminated without Cause (as defined in the Schweinfurth Letter Agreement), she will be entitled to receive a severance payment equal to her twelve months base salary and the pro-rated portion of her bonus payable, provided that a bonus would have been payable.

GRANTS OF PLAN-BASED AWARDS

The following table provides certain historical information regarding grants of plan-based awards made to the Named Executive Officers during the fiscal year ended December 28, 2014:

Name	Grant Date	Approval Date (1)	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)		Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock Awards ($)(3)
Timothy P. Taft	02/19/2014	02/19/2014	16,652	(4)	—	$750,006
Lynn S. Schweinfurth	02/19/2014	02/19/2014	8,548	(5)	—	$385,002
Joseph A. Zirkman	02/19/2014	02/19/2014	6,328	(6)	—	$285,013
Danny K. Meisenheimer	02/19/2014	02/19/2014	5,440	(7)	—	$245,018
John A. Todd	02/19/2014	02/19/2014	4,330	(8)	—	$195,023

(1)	The grants of plan-based awards in this table above were approved by our Compensation Committee on February 19, 2014.

(2)	Amounts shown in this column reflect the number of restricted stock awards granted to each Named Executive Officer pursuant to the Fiesta Plan during 2014.

(3)	The value of the restricted stock awards granted in 2014 is calculated by multiplying the number of restricted stock awarded by the market closing price of our common stock on the grant date. The grant date fair value for the February 19, 2014 grant was $45.04 per share.

(4)	Mr. Taft’s restricted stock vests over a period of four years, with one-fourth of such restricted stock vesting on the first anniversary of the grant date and one-fourth of such restricted stock vesting on each subsequent anniversary of the grant date.

(5)	Ms. Schweinfurth’s restricted stock vests over a period of four years, with one-fourth of 5,551 shares of such restricted stock vesting on the first anniversary of the grant date and one-fourth of 5,551 shares of such restricted stock vesting on each subsequent anniversary of the grant date and 2,997 shares of such restricted stock vesting on the fourth anniversary of the grant date.

(6)	Mr. Zirkman’s restricted stock vests over a period of four years, with one-fourth of 3,331 shares of such restricted stock vesting on the first anniversary of the grant date and one-fourth of 3,331 shares of such restricted stock vesting on each subsequent anniversary of the grant date and 2,997 shares of such restricted stock vesting on the fourth anniversary of the grant date.

(7)	Mr. Meisenheimer’s restricted stock vests over a period of four years, with one-fourth of 3,331 shares of such restricted stock vesting on the first anniversary of the grant date and one-fourth of 3,331 shares of such restricted stock vesting on each subsequent anniversary of the grant date and 2,109 shares of such restricted stock vesting on the fourth anniversary of the grant date.

(8)	Mr. Todd’s restricted stock vests over a period of four years, with one-fourth of 2,776 shares of such restricted stock vesting on the first anniversary of the grant date and one-fourth of 2,776 shares of such restricted stock vesting on each subsequent anniversary of the grant date and 1,554 shares of such restricted stock vesting on the fourth anniversary of the grant date.

2012 Stock Incentive Plan.    The Fiesta Plan provides for the grant of stock options and stock appreciation rights, stock awards, performance awards, outside director stock options and outside director stock awards. Any officer, employee, associate, director and any consultant or advisor providing services to us are eligible to participate in the Fiesta Plan.

The Fiesta Plan is administered by the Compensation Committee which approves awards and may base its considerations on recommendations by our Chief Executive Officer. The Compensation Committee has the authority to (1) approve plan participants, (2) approve whether and to what extent stock options, stock appreciation rights, stock awards and performance awards are to be granted and the number of shares of stock to be covered by each award (other than an outside director award), (3) approve forms of agreement for use under the Fiesta Plan, (4) determine terms and conditions of awards (including, but not limited to, the option price, any vesting restriction or limitation, any vesting acceleration or waiver or forfeiture, and any right of repurchase, right of first refusal or other transfer restriction regarding any award), (5) modify, amend or adjust the terms and conditions of any award, (6) determine the fair market value, and (7) determine the type and amount of consideration to be received by us for any stock award issued.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information with respect to the value of all equity awards that were not vested at the December 28, 2014 fiscal year end for each of the Named Executive Officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Timothy P. Taft	—	—	—	—	—	82,781	(2)	$4,827,788	—	—
	—	—	—	—	—	44,507	(3)	$2,595,648	—	—
	—	—	—	—	—	16,652	(4)	$971,145	—	—
Lynn S. Schweinfurth	—	—	—	—	—	25,000	(5)	$1,458,000	—	—
	—	—	—	—	—	9,128	(3)	$532,345	—	—
	—	—	—	—	—	5,551	(4)	$323,734	—	—
	—	—	—	—	—	2,997	(6)	$174,785	—	—
Joseph A. Zirkman	—	—	—	—	—	2,224	(7)	$129,704	—	—
	—	—	—	—	—	4,500	(8)	$262,440	—	—
	—	—	—	—	—	5,477	(3)	$319,419	—	—
	—	—	—	—	—	3,331	(4)	$194,264	—	—
	—	—	—	—	—	2,997	(6)	$174,785	—	—
Danny K. Meisenheimer	—	—	—	—	—	5,000	(8)	$291,600	—	—
	—	—	—	—	—	4,381	(3)	$255,500	—	—
	—	—	—	—	—	3,331	(4)	$194,264	—	—
	—	—	—	—	—	2,109	(6)	$122,997	—	—
John A. Todd	—	—	—	—	—	6,000	(8)	$349,920	—	—
	—	—	—	—	—	4,564	(3)	$266,172	—	—
	—	—	—	—	—	2,776	(4)	$161,896	—	—
	—	—	—	—	—	1,554	(6)	$90,629	—	—

(1)	The market value of the restricted stock awards was determined based on the closing price of our common stock on the last trading day of the fiscal year, December 26, 2014, which was $58.32.

(2)	Represents restricted shares that vest 50% on each of June 8, 2015 and June 8, 2016.

(3)	Represents restricted shares that vest in increments of one-third on each of February 14, 2015, February 14, 2016 and February 14, 2017.

(4)	Represents restricted shares that vest in increments of one-fourth on each of February 19, 2015, February 19, 2016, February 19, 2017 and February 19, 2018.

(5)	Represents restricted shares that vest 50% on each of July 16, 2015 and July 16, 2016.

(6)	Represents restricted shares that vest 100% on February 19, 2018.

(7)	Represents restricted shares that vest 100% on January 15, 2015.

(8)	Represents restricted shares that vest 50% on each of August 3, 2015 and August 3, 2016.

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OPTIONS EXERCISED AND STOCK VESTED

The following table provides summary information about options exercised by our Named Executive Officers and shares of restricted stock that vested during the fiscal year ended December 28, 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Timothy P. Taft	—	—	56,227	$2,450,656
Lynn S. Schweinfurth	—	—	15,543	$700,063
Joseph A. Zirkman	—	—	7,894	$372,182
Danny K. Meisenheimer	—	—	3,961	$180,542
John A. Todd	—	—	4,522	$205,989

(1)	Based on the closing price of our common stock on the date before vesting.

NONQUALIFIED DEFERRED COMPENSATION

We have adopted a Deferred Compensation Plan for employees not eligible to participate in our Retirement Savings Plan (the “Retirement Plan”) because they have been excluded as “highly compensated” employees (as so defined in the Retirement Plan), to voluntarily defer portions of their base salary and annual bonus. An eligible employee may elect, on a deferral agreement, to defer all or a specified percentage of base salary and, if applicable, all or a specified percentage of cash bonuses. All amounts deferred by the participants earn interest at 8% per annum. We do not match any portion of the funds.

The following table describes contributions, earnings and balances at December 28, 2014 under our Deferred Compensation Plan.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($) (1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)
Timothy P. Taft	$149,200	—	$11,798	—	$205,088
Lynn S. Schweinfurth	$71,410	—	$6,648	—	$118,112
Joseph A. Zirkman	$35,640	—	$5,772	—	$95,222
Danny K. Meisenheimer	$62,081	—	$6,534	—	$101,969
John A. Todd	$0	—	$0	—	$0

(1)	Earnings represent the interest earned on amounts deferred at 8.0% per annum.

(2)	Amounts reported in this column include contributions that the Named Executive Officer made in 2014.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-OF-CONTROL

Taft Employment Agreement

The Taft Employment Agreement provides that if Mr. Taft’s employment with us is terminated by us in connection with a non-renewal of the Taft Employment Agreement without Cause (as defined in the Taft Employment Agreement) or for reasons other than Cause, death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) or is voluntarily terminated by Mr. Taft for Good Reason (as defined in the Taft Employment Agreement), he shall be entitled to receive (i) one year of his then base salary, (ii) a pro rata portion of any annual bonus that Mr. Taft would have been entitled to receive with respect to the fiscal year of termination had his employment not been terminated, (iii) the payment by us of premium payments for a period of up to twelve months if Mr. Taft and his dependents elect coverage under our health insurance plan pursuant to the Consolidated Omnibus Budget Reconciliation Act and (iv) executive outplacement services in an amount not to exceed $25,000 to be incurred no later than the end of the second year following the year of termination.

If Mr. Taft’s employment with us is terminated by us for Cause or if his employment with us ends due to death, “permanent and total disability” or due to a voluntary non-renewal of the Taft Employment Agreement or voluntary termination of employment by Mr. Taft without Good Reason, he shall be entitled to receive any earned but unpaid compensation as well as any other amounts or benefits owing to Mr. Taft under the terms of any employee benefit plan of ours.

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The following table summarizes estimated benefits that would have been payable to Mr. Taft (a) if his employment had been terminated on December 28, 2014 (i) by us for “cause”, by us in connection with a voluntary non-renewal of the Taft Employment Agreement or by him without “good reason”, (ii) by us in connection with a non-renewal of the Taft Employment Agreement without “cause” or by him for “good reason”, (iii) upon disability and (iv) upon death, or (b) upon a change of control of Fiesta Restaurant Group.

	Terminated For Cause, Voluntary Non-Renewal or by Employee Without Good Reason ($)	Terminated Due to Non-Renewal Without Cause or by Employee For Good Reason ($)		Disability ($)	Death ($)	Change of Control ($)
Severance	$—	$525,000	(1)	$—	$—	$—
Bonus (2)	—	426,720		426,720	426,720	—
Accrued Vacation (3)	—	30,288		30,288	30,288	30,288
Welfare Benefits (4)	—	26,124		—	—	—
Deferred Compensation Plan (5)	205,088	205,088		205,088	205,088	205,088
Equity (6)	—	8,394,581		8,394,581	8,394,581	8,394,581
Outplacement Services	—	25,000		—	—	—
Total	$205,088	$9,632,801		$9,056,677	$9,056,677	$8,629,957

(1)	Reflects a cash lump sum payment in the amount equal to one year of base salary in effect at December 28, 2014.

(2)	Reflects an amount equal to the aggregate bonus payment for the year in which the Named Executive Officer incurs a termination of employment to which he would otherwise have been entitled had his employment not terminated under the Short Term Incentive Program in effect at December 28, 2014. Such payment would be made no later than March 15th of the calendar year following the calendar year the Named Executive Officer’s employment is terminated.

(3)	Amount represents three weeks of accrued but unpaid vacation as of December 28, 2014 based on the annual salary of $525,000 in effect at December 28, 2014.

(4)	Reflects continued coverage of group health plan coverage for such Named Executive Officer and his dependents for a period of 12 months based on rates in effect at December 28, 2014 without discounting.

(5)	Reflects a cash lump sum payment in the amount value of the Deferred Compensation Plan on December 28, 2014.

(6)	All unvested shares of stock held by the Named Executive Officer will automatically vest under the terms of the Fiesta Plan and the applicable award agreement. With respect to a change of control of Fiesta Restaurant Group, all unvested shares of stock will automatically vest under the terms of the Fiesta Plan even if the Named Executive Officer’s employment is not terminated following a change of control. The amount is based on the unvested shares held by the Named Executive Officer at December 28, 2014 and the closing price of our common stock on December 26, 2014 of $58.32 (the last trading day of fiscal 2014).

Schweinfurth Letter Agreement

The Schweinfurth Letter Agreement provides that in the event Ms. Schweinfurth is terminated without Cause (as defined in the Schweinfurth Letter Agreement), she will be entitled to receive a severance payment equal to her twelve months base salary and the pro-rated portion of her bonus payable, provided that a bonus would have been payable.

The following table summarizes estimated benefits that would have been payable to Ms. Schweinfurth (a) if her employment had been terminated on December 28, 2014 (i) by us for “cause”, (ii) by us without “cause”, (iii) upon disability and (iv) upon death, or (b) upon a change of control of Fiesta Restaurant Group.

	Terminated For Cause	Terminated Without Cause		Disability	Death	Change of Control
Severance	$—	$320,004	(1)	$—	$—	$—
Bonus (2)	—	195,074		195,074	195,074	—
Accrued Vacation (3)	—	18,462		18,462	18,462	18,462
Deferred Compensation Plan (4)	118,112	118,112		118,112	118,112	118,112
Equity (5)	—	2,488,864		2,488,864	2,488,864	2,488,864
Total	$118,112	$3,140,516		$2,820,512	$2,820,512	$2,625,438

(1)	Reflects a cash lump sum payment in the amount equal to one year of base salary in effect at December 28, 2014.

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(2)	Reflects an amount equal to the aggregate bonus payment for the year in which the Named Executive Officer incurs a termination of employment to which she would otherwise have been entitled had her employment not terminated under the Short Term Incentive Program in effect at December 28, 2014. Such payment would be made no later than March 15th of the calendar year following the calendar year the Named Executive Officer’s employment is terminated.

(3)	Amount represents three weeks of accrued but unpaid vacation as of December 28, 2014 based on the annual salary of $320,004 in effect at December 28, 2014.

(4)	Reflects a cash lump sum payment in the amount value of the Deferred Compensation Plan on December 28, 2014.

(5)	All unvested shares of stock held by the Named Executive Officer will automatically vest under the terms of the Fiesta Plan and the applicable award agreement. With respect to a change of control of Fiesta Restaurant Group, all unvested shares of stock will automatically vest under the terms of the Fiesta Plan even if the Named Executive Officer’s employment is not terminated following a change of control. The amount is based on the unvested shares held by the Named Executive Officer at December 28, 2014 and the closing price of our common stock on December 26, 2014 of $58.32 (the last trading day of fiscal 2014).

Other Named Executive Officers

Zirkman Change of Control/Severance Agreement

In December 2006, Carrols Restaurant Group and Carrols Corporation entered into a Change of Control/Severance Agreement with Mr. Zirkman. Pursuant to the employee matters agreement entered in connection with the spin-off, we assumed the obligations of Carrols Restaurant Group and Carrols Corporation under the Change of Control/Severance Agreement upon the completion of the spin-off. The Change of Control/Severance Agreement expired on December 14, 2014.

The following table summarizes estimated benefits that would have been payable to Mr. Zirkman (a) if his employment had been terminated on December 28, 2014 (i) upon disability and (ii) upon death, or (b) upon a change of control of Fiesta Restaurant Group.

	Disability	Death	Change of Control
Severance	$—	$—	$—
Bonus (1)	212,058	212,058	—
Accrued Vacation (2)	17,135	17,135	17,135
Deferred Compensation Plan (3)	95,222	95,222	95,222
Equity (4)	1,080,612	1,080,612	1,080,612
Total	$1,405,027	$1,405,027	$1,192,969

(1)	Reflects an amount equal to the aggregate bonus payment for the year in which the Named Executive Officer incurs a termination of employment to which he would otherwise have been entitled had his employment not terminated under the Short Term Incentive Program in effect at December 28, 2014. Such payment would be made no later than March 15th of the calendar year following the calendar year the Named Executive Officer’s employment is terminated.

(2)	Amount represents three weeks of accrued but unpaid vacation as of December 28, 2014 based on the annual salary of $297,000 in effect at December 28, 2014.

(3)	Reflects a cash lump sum payment in the amount value of the Deferred Compensation Plan on December 28, 2014.

(4)	All unvested shares of stock held by the Named Executive Officer will automatically vest under the terms of the Fiesta Plan and the applicable award agreement. With respect to a change of control of Fiesta Restaurant Group, all unvested shares of stock will automatically vest under the terms of the Fiesta Plan even if the Named Executive Officer’s employment is not terminated following a change of control. The amount is based on the unvested shares held by the Named Executive Officer at December 28, 2014 and the closing price of our common stock on December 26, 2014 of $58.32 (the last trading day of fiscal 2014).

The following table summarizes estimated benefits that would have been payable to Mr. Meisenheimer (a) if his employment had been terminated on December 28, 2014 (i) upon disability and (ii) upon death, or (b) upon a change of control of Fiesta Restaurant Group.

	Disability	Death	Change of Control
Severance	$—	$—	$—
Bonus (1)	189,512	189,512	—
Accrued Vacation (2)	16,154	16,154	16,154
Deferred Compensation Plan (3)	101,969	101,969	101,969
Equity (4)	864,361	864,361	864,361
Total	$1,171,996	$1,171,996	$982,484

(1)	Reflects an amount equal to the aggregate bonus payment for the year in which the Named Executive Officer incurs a termination of employment to which he would otherwise have been entitled had his employment not terminated under the Short Term Incentive Program in effect at December 28, 2014. Such payment would be made no later than March 15th of the calendar year following the calendar year the Named Executive Officer’s employment is terminated.

(2)	Amount represents three weeks of accrued but unpaid vacation as of December 28, 2014 based on the annual salary of $280,000 in effect at December 28, 2014.

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(3)	Reflects a cash lump sum payment in the amount value of the Deferred Compensation Plan on December 28, 2014.

(4)	All unvested shares of stock held by the Named Executive Officer will automatically vest under the terms of the Fiesta Plan and the applicable award agreement. With respect to a change of control of Fiesta Restaurant Group, all unvested shares of stock will automatically vest under the terms of the Fiesta Plan even if the Named Executive Officer’s employment is not terminated following a change of control. The amount is based on the unvested shares held by the Named Executive Officer at December 28, 2014 and the closing price of our common stock on December 26, 2014 of $58.32 (the last trading day of fiscal 2014).

The following table summarizes estimated benefits that would have been payable to Mr. Todd (a) if his employment had been terminated on December 28, 2014 (i) upon disability and (ii) upon death, or (b) upon a change of control of Fiesta Restaurant Group.

	Disability	Death	Change of Control
Severance	$—	$—	$—
Bonus (1)	178,500	178,500	—
Accrued Vacation (2)	17,308	17,308	17,308
Deferred Compensation Plan (3)	0	0	0
Equity (4)	868,619	868,619	868,619
Total	$1,064,427	$1,064,427	$885,927

(1)	Reflects an amount equal to the aggregate bonus payment for the year in which the Named Executive Officer incurs a termination of employment to which he would otherwise have been entitled had his employment not terminated under the Short Term Incentive Program in effect at December 28, 2014. Such payment would be made no later than March 15th of the calendar year following the calendar year the Named Executive Officer’s employment is terminated.

(2)	Amount represents three weeks of accrued but unpaid vacation as of December 28, 2014 based on the annual salary of $300,000 in effect at December 28, 2014.

(3)	Reflects a cash lump sum payment in the amount value of the Deferred Compensation Plan on December 28, 2014.

(4)	All unvested shares of stock held by the Named Executive Officer will automatically vest under the terms of the Fiesta Plan and the applicable award agreement. With respect to a change of control of Fiesta Restaurant Group, all unvested shares of stock will automatically vest under the terms of the Fiesta Plan even if the Named Executive Officer’s employment is not terminated following a change of control. The amount is based on the unvested shares held by the Named Executive Officer at December 28, 2014 and the closing price of our common stock on December 26, 2014 of $58.32 (the last trading day of fiscal 2014).

DIRECTOR COMPENSATION

The following table summarizes the compensation we paid to our non-employee directors during the fiscal year ended December 28, 2014. Compensation information for Timothy P. Taft, our Chief Executive Officer and President, is set forth in the Summary Compensation Table above.

Name	Fees Earned or Paid in Cash (1) ($)	Stock Award (2) ($)	Option Award ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jack A. Smith	$77,500	$62,509	—	—	—	—	$140,009
Nicholas Daraviras	$50,000	$50,037	—	—	—	—	$100,037
Stacey Rauch	$57,500	$50,037	—	—	—	—	$107,537
Brian P. Friedman	$52,500	$50,037	—	—	—	—	$102,537
Stephen P. Elker	$62,500	$50,037	—	—	—	—	$112,537
Barry J. Alperin	$60,000	$50,037	—	—	—	—	$110,037

(1)	The amounts listed in this column include the payment of director fees.

(2)	On May 1, 2014, Ms. Rauch, Mr. Friedman, Mr. Elker, Mr. Daraviras, and Mr. Alperin were each granted 1,344 restricted shares of common stock valued at $37.23 per share under the Fiesta Plan. On May 1, 2014, Mr. Smith was granted 1,679 restricted shares of common stock valued at $37.23 per share under the Fiesta Plan. The restricted common stock granted to Ms. Rauch, Mr. Friedman, Mr. Elker, Mr. Daraviras, Mr. Alperin and Mr. Smith fully vests on the first anniversary of the grant date. The amounts shown in this column represent the fair value of restricted common stock granted and approved by the Compensation Committee and is consistent with the grant date fair value of the award computed in accordance with FASB ASC Topic 718. There were no forfeitures in 2014 by these individuals.

We use a combination of cash and stock-based compensation to attract and retain qualified non-employee directors to serve on our board of directors. The members of our board of directors, except for any member who is an executive officer or employee, each will receive a fee for serving on our board or board committees. Non-employee directors will receive compensation for board service as follows:

•	Our board members each receive an annual retainer of $45,000 for serving as a director, except that the Chairman of our board of directors receives an annual retainer of $60,000. Effective April 28, 2015, the date of the upcoming Annual Meeting of Stockholders, the annual retainer for serving as a director will be $50,000, except that the Chairman of our board of directors will receive an annual retainer of $65,000.

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•	The Chairman of our Audit Committee receives an additional fee of $15,000 per year and each other member of our Audit Committee receives an additional fee of $7,500 per year.

•	The Chairman of our Compensation Committee receives an additional fee of $10,000 per year and each other member of our Compensation Committee receives an additional fee of $5,000 per year.

•	The Chairman of our Corporate Governance and Nominating Committee receives an additional fee of $5,000 per year and each other member of our Corporate Governance and Nominating Committee receives an additional fee of $2,500.

•	The Chairman of our Finance Committee receives an additional fee of $5,000 per year and each other member of our Finance Committee receives an additional fee of $2,500.

•	On the date of our 2014 Annual Meeting of Stockholders each non-executive member of our board of directors received a number of shares of our restricted common stock having an aggregate fair market value (as such term is defined in the Fiesta Plan) of $50,037 on the date of grant, which will fully vest on the first anniversary of the date of grant, other than the Chairman of our board of directors who received a number of shares of our restricted common stock having an aggregate fair market value (as such term is defined in the Fiesta Plan) of $62,509.

•	Effective April 28, 2015, on the date of our Annual Meeting of Stockholders, each non-executive member of our board of directors will receive a number of shares of our restricted common stock having an aggregate fair market value (as such term is defined in the Fiesta Plan) of $75,000 on the date of grant, which will fully vest on the first anniversary of the date of grant, other than the Chairman of our board of directors who will receive a number of shares of our restricted common stock having an aggregate fair market value (as such term is defined in the Fiesta Plan) of $90,000.

•	Members of our board of directors do not receive separate attendance fees for attending meetings. All directors are reimbursed for all reasonable expenses they incur while acting as directors, including as members of any committee of our board of directors.

•	Pursuant to the Fiesta Plan, upon becoming a director, any future director will receive a number of shares of our restricted common stock having an aggregate fair market value (as defined in the Fiesta Plan) of $100,000 which will vest in equal installments over five years.

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PROPOSAL 2
ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
AS DESCRIBED IN THIS PROXY STATEMENT UNDER “EXECUTIVE COMPENSATION”

We are providing our stockholders an opportunity to cast a vote to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers as described in this Proxy Statement under “Executive Compensation” in accordance with the rules of the SEC.

The Compensation Committee continually reviews the compensation programs for our Named Executive Officers to ensure they achieve the desired goals of encouraging and rewarding executives to contribute to the achievement of the Company’s business objectives and to attract, retain and motivate talented executives to perform at the highest level and contribute significantly to the Company’s success. The program is intended to align the interests of the Named Executive Officers with those of stockholders, provide an appropriate and balanced mix of short-term and long-term compensation elements, and reward the achievement of performance measures that are directly related to the Company’s financial goals.

The Compensation Committee believes that the amounts of 2014 actual total compensation for the Named Executive Officers are consistent with these objectives. The compensation of the Named Executive Officers is described in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative on pages 14 to 30 of this Proxy Statement. The Compensation Discussion and Analysis section and the accompanying tables and narrative provide a comprehensive review of the Company’s executive compensation program and its elements, objectives and rationale. Stockholders are urged to read this disclosure before voting on this proposal.

We are asking our stockholders to indicate their support for our Named Executive Officers’ compensation as described in this Proxy Statement under “Executive Compensation”. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our stockholders to vote “FOR” the following non-binding resolution at the meeting. For the reasons stated above, the board is requesting approval of the following non-binding resolution:

RESOLVED, that the stockholders of Fiesta Restaurant Group, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2015 Annual Meeting of Stockholders.

This advisory resolution will be considered approved if it receives an affirmative vote of the majority of the shares present at the meeting and entitled to vote on the subject matter. The stockholder vote on this proposal will be non-binding on the Company and the board and will not be construed as overruling a decision by the Company or the board. However, the board and the Compensation Committee value the opinions that stockholders express in their votes and will consider the outcome of the vote when making future executive compensation decisions as they deem appropriate.

The board of directors recommends a vote FOR the approval of the non-binding resolution on the compensation of the Company’s Named Executive Officers as described in this Proxy Statement under “Executive Compensation”. Proxies received in response to this solicitation will be voted FOR the approval of the non-binding resolution on the compensation of the Company’s Named Executive Officers as described in this Proxy Statement under “Executive Compensation” unless otherwise specified in the proxy.

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PROPOSAL 3
RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP as the independent registered public accounting firm to audit and report upon the consolidated financial statements of the Company for the fiscal year ending January 3, 2016. Although stockholder ratification of the board’s action in this respect is not required, the board considers it desirable for stockholders to pass upon the selection of auditors and, if the stockholders disapprove of the selection, intends to reconsider the selection of the independent registered public accounting firm for the fiscal year ending January 3, 2016.

A representative of Deloitte & Touche LLP is expected to be present at the meeting and will have the opportunity to make a statement if so desired and is expected to be available to respond to appropriate questions from stockholders.

The majority of the shares present at the meeting and entitled to vote on the subject matter is required to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 3, 2016.

The board of directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 3, 2016. Proxies received in response to this solicitation will be voted FOR the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 3, 2016 unless otherwise specified in the proxy.

Fees for Professional Services

The following table sets forth the aggregate fees billed to us for the fiscal years ended December 28, 2014 and December 29, 2013 by our independent registered public accounting firm, Deloitte & Touche LLP:

	Fiscal Year Ended,
	December 28, 2014	December 29, 2013
	(Amount in the thousands)
Audit Fees (1)	$646	$733
Audit-Related Fees (2)	—	94
Total Audit and Audit Related Fees	646	827
Tax Fees (3)	—	45
Total	$646	$872

(1)	Audit fees represents the aggregate fees billed or to be billed for professional services rendered for the audit of our annual consolidated financial statements, review of interim quarterly financial statements included in our quarterly reports on Form 10-Q, and for the effectiveness of our internal controls over financial reporting.

(2)	Audit related fees shown include fees for assurance and related services that are traditionally performed by independent auditors.

(3)	The aggregate tax fees billed for professional services rendered for tax consulting and compliance.

Policy on Audit Committee Pre-Approval of Services Provided by Deloitte & Touche LLP

The Audit Committee has established policies and procedures regarding pre-approval of all services provided by the independent registered public accounting firm. The Audit Committee pre-approves all audit and non-audit services provided by the independent registered public accounting firm, other than de minimis non-audit services, and shall not engage the independent registered public accounting firm to perform the specific non-audit services proscribed by law or regulation. The Audit Committee may form one or more subcommittees, each of which shall take such actions as shall be delegated by the Audit Committee; provided, however, the decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.

Incorporation by Reference

A copy of the our Annual Report on Form 10-K and all of the exhibits attached for the fiscal year ended December 28, 2014, as filed with the SEC, may be obtained from www.proxyvote.com or the SEC’s website at www.sec.gov. In addition, upon written request, we will send a complete copy of the Annual Report on Form 10-K as instructed on the Notice or below under “Other Matters.”

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Other Matters

Stockholder proposals intended for inclusion in our proxy statement relating to the Annual Meeting of Stockholders in 2016 must be received by us no later than November 18, 2015. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the SEC. The proxy or proxies designated by us will have discretionary authority to vote on any matter properly presented by a stockholder for consideration at the 2016 Annual Meeting of Stockholders but not submitted for inclusion in the proxy materials for such meeting unless notice of the matter is received by us on or prior to February 1, 2016 and certain other conditions of the applicable rules of the SEC are satisfied. Under our amended and restated bylaws, proposals of stockholders not intended for inclusion in the proxy statement, but intended to be raised at our regularly scheduled Annual Meeting of Stockholders to be held in 2016, including nominations for election as directors of persons other than nominees of the board of directors, must be received by us not more than the 120 days prior to the 2016 Annual Meeting of Stockholders and no later than the later of (i) the close of business on the 90th day prior to the 2016 Annual Meeting of Stockholders and (ii) the 10th day following the day on which public announcement of the date of the 2016 Annual Meeting of Stockholders is first made by us. Such proposals must comply with the procedures outlined in our amended and restated bylaws, which may be found on our website www.frgi.com or a copy of which is available upon request from the Secretary of the Company, 14800 Landmark Boulevard, Suite 500, Addison, Texas 75254.

We will bear the cost of preparing, assembling and mailing the notice and, if requested, the form of proxy, this Proxy Statement and other material which may be sent to stockholders in connection with this solicitation and all costs associated with the SEC rule that allows us to deliver our proxy materials to stockholders via the Internet. In addition to solicitation of proxies by use of the Internet, telephone and mail, our directors, officers and employees (who will receive no compensation therefore in addition to their regular remuneration) may solicit the return of proxies by telephone, telegram or personal interview.

We will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of the notice to their principals and to request instructions for voting the proxies. We may reimburse such banks, brokerage houses and other custodians, nominees and fiduciaries for their expenses in connection therewith.

COPIES OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 28, 2014, TOGETHER WITH FINANCIAL STATEMENTS AND SCHEDULES, AS FILED WITH THE SEC ARE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO JOSEPH A. ZIRKMAN, SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY, FIESTA RESTAURANT GROUP, INC., 14800 LANDMARK BOULEVARD, SUITE 500, ADDISON, TEXAS 75254, OR ORAL REQUEST TO MR. ZIRKMAN AT 972-702-9300, EXT. 1004.

Our board of directors does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the meeting other than those set forth in the accompanying Notice of Annual Meeting of Stockholders. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote any proxies in accordance with their judgment.

WE ENCOURAGE YOU TO AUTHORIZE YOUR PROXY ELECTRONICALLY BY GOING TO THE WEBSITE WWW.PROXYVOTE.COM OR BY CALLING THE TOLL-FREE NUMBER (FOR RESIDENTS OF THE UNITED STATES AND CANADA) LISTED ON YOUR NOTICE AND PROXY CARD. PLEASE HAVE YOUR NOTICE OR PROXY CARD IN HAND WHEN GOING ONLINE OR CALLING. IF YOU AUTHORIZE YOUR PROXY ELECTRONICALLY OVER THE INTERNET OR BY CALLING THE TOLL-FREE NUMBER, YOU DO NOT NEED TO RETURN YOUR PROXY CARD. IF YOU CHOOSE TO AUTHORIZE YOUR PROXY BY MAIL, SIMPLY MARK YOUR PROXY CARD, AND THEN DATE, SIGN AND RETURN IT IN THE POSTAGE-PAID ENVELOPE PROVIDED.

By order of the Board of Directors,

JOSEPH A. ZIRKMAN
Senior Vice President, General Counsel and Secretary

14800 Landmark Boulevard, Suite 500
Addison, Texas 75254
March 17, 2015

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FIESTA RESTAURANT GROUP, INC.

FIESTA RESTAURANT GROUP, INC.
ATTN: LYNN S. SCHWEINFURTH, SVP/CFO
14800 LANDMARK BOULEVARD, SUITE 500
ADDISON, TX 75254

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M86331-P59177 — KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. — DETACH AND RETURN THIS PORTION ONLY

FIESTA RESTAURANT GROUP, INC.

The Board of Directors recommends you vote FOR items 1, 2 and 3:

	For All	Withhold All	For All Except
1. To elect as Class III Directors of Fiesta Restaurant Group, Inc., the nominees below:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Jack A. Smith
02) Nicholas Daraviras

4. In their discretion, upon such other business that may properly come before the meeting or any adjournment or adjournments thereof.

NOTE: The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). **If no such direction is made, this proxy will be voted FOR items 1, 2 and 3.** If any other matters properly come before the meeting, the stockholder(s) named in this proxy will vote in their discretion.

These items of business are more fully described in the Proxy Statement. Only stockholders of record on March 4, 2015 may vote at the meeting or any adjournment thereof. To vote by Internet, go to www.proxyvote.com.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M86332-P59177

FIESTA RESTAURANT GROUP, INC.

PROXY FOR HOLDERS OF COMMON STOCK
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Lynn S. Schweinfurth and Joseph A. Zirkman, or either of them, as proxies, each with full power of substitution and revocation, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of FIESTA RESTAURANT GROUP, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM, CDT on Tuesday, April 28, 2015, at Fiesta Restaurant Group, Inc., 14800 Landmark Blvd., Suite 500, Addison, Texas 75254, and any adjournment or postponement thereof. Only stockholders of record on March 4, 2015 may vote at the meeting of any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

Continued and to be signed on reverse side

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